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                                                                   EXHIBIT 10.51

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

               NORTHEAST OFFICE VENTURE, LIMITED LIABILITY COMPANY

                      A DELAWARE LIMITED LIABILITY COMPANY

                                      AMONG

                             THE GEORGETOWN COMPANY,

                           LIMITED OVAL OFFICE I, INC.

                                       AND

                          M/I SCHOTTENSTEIN HOMES, INC.

                DATED, EXECUTED AND DELIVERED: ________ __, 1995

                       TO BE EFFECTIVE: SEPTEMBER 5, 1995

THE INTERESTS CREATED BY THIS AGREEMENT HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH THE SECURITIES AUTHORITIES OF ANY STATE UNDER ANY STATE SECURITIES LAWS. AS A CONSEQUENCE, THE INTERESTS MAY NOT BE SOLD, ASSIGNED, CONVEYED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED BY A HOLDER THEREOF EXCEPT: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE INTERESTS UNDER THE SECURITIES ACT AND/OR UNDER APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN OPINION OF COUNSEL WHICH HAS BEEN OBTAINED BY SUCH HOLDER AND WHICH IS SATISFACTORY TO THE MANAGER, OR PURSUANT TO SUCH OTHER EVIDENCE WHICH HAS BEEN OBTAINED BY THE HOLDER AND WHICH IS SATISFACTORY TO THE MANAGER, THAT SUCH REGISTRATION UNDER THE SECURITIES ACT AND/OR UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED FOR SUCH HOLDER TO LAWFULLY EFFECT SUCH SUBSEQUENT SALE, ASSIGNMENT, CONVEYANCE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER.

10/16/95
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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

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1.1 Definitions...............................................................................1

                                   ARTICLE II

  FORMATION AND NAME; BUSINESS OFFICE; REGISTERED OFFICE AND REGISTERED AGENT;
                 PURPOSE; PARTNERSHIP STATUS; POWERS; AND TERM

2.1 Formation and Name........................................................................10
2.2 Business Office...........................................................................11
2.3 Registered Office and Registered Agent....................................................11
2.4 Purpose...................................................................................11
2.5 Partnership Status........................................................................11
2.6 Powers....................................................................................11
2.7 Term......................................................................................12

                                   ARTICLE III

                               MEMBERS AND CAPITAL

3.1 Members...................................................................................12
3.2 No Priority Among Members.................................................................13
3.3 No Interest on Capital Contributions; No Withdrawal of Capital............................13
3.4 Capital Accounts..........................................................................13
3.5 No Requirement to Restore Deficit in Capital Account......................................13
3.6 Subsequent Contributions..................................................................13
3.7 Loans by Members..........................................................................17
3.8 Representations of Members................................................................17

                                   ARTICLE IV

                          ALLOCATIONS AND DISTRIBUTIONS

4.1 Allocation of Operating Profits and Operating Losses......................................18
4.2 Allocations of Profits and Losses from a Capital Transaction..............................18
4.3 Special Allocations and Other Provisions Relating to Allocations..........................18
4.4 Distributions of Net Cash Receipts........................................................23
4.5 Distributions of Proceeds From Capital Transactions When Company Not Liquidated...........24
4.6 Distributions of Liquidation Proceeds Upon Liquidation....................................24
4.7 Distributions in Kind on Liquidation......................................................25
4.8 Certain Provisions of the Act Superseded..................................................25


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
                                    ARTICLE V

         POWER, AUTHORITY, RIGHTS, DUTIES AND OBLIGATIONS OF THE MANAGER

5.1 Management of Company.....................................................................26
5.2 Construction of the Improvements..........................................................26
5.3 The Lease.................................................................................28
5.4 Operating and Capital Improvement Budgets.................................................29
5.5 Construction Loan and Permanent Loan......................................................31
5.6 Specific Rights and Powers of Manager.....................................................32
5.7 Agreements; Laws and Permits..............................................................33
5.8 Approval of Members.......................................................................33
5.9 Compensation of the Manager...............................................................35
5.10 Other Activities of Members..............................................................35
5.11 Indemnification..........................................................................36
5.12 Tax Matters Member.......................................................................36
5.13 Property Management Agent................................................................36
5.14 Certain Provisions of the Act Superseded.................................................37

                                   ARTICLE VI

                    RIGHTS, DUTIES AND OBLIGATIONS OF MEMBERS

6.1 Rights of Members Other Than the Manager to Participate in the Management or
    Control of the Business...................................................................37
6.2 Limited Liability of Members..............................................................37
6.3 Meetings..................................................................................37
6.4 Consent of the Members....................................................................37


                                   ARTICLE VII

TRANSFERS OF INTERESTS OR RETIREMENT; FIRST OFFER PROVISIONS; PURCHASE RIGHTS UPON DEFAULT;
                    CONTINUATION AFTER RETIREMENT OF MEMBERS

7.1 Limitations on Transfers and Retirement; Certain Permitted Transfers......................38
7.2 Right of First Offer......................................................................39
7.3 Purchase Rights Upon Default..............................................................43
7.4 Additional Restrictions on Assignments or Transfers.......................................44
7.5 Requirements for Substitution.............................................................45
7.6 Obligations and Rights of Transferees.....................................................45
7.7 Distributions and Allocations in Respect of Transferred Percentage Interests..............46
7.8 Continuation After Retirement of  Member..................................................46
7.9 Restrictions Reasonable...................................................................46
7.10 Certain Provisions of the Act Superseded.................................................47

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
                                  ARTICLE VIII

               REMOVAL OF MANAGER; ADMISSION OF SUBSTITUTE MANAGER

8.1 Removal of Manager........................................................................47
8.2 Admission of Substitute Manager...........................................................47
8.3 Manager Upon Purchase of Certain Percentage Interests.....................................47

                                   ARTICLE IX

                            PROCEDURE ON DISSOLUTION

9.1 Liquidation...............................................................................48
9.2 Operations During Liquidation.............................................................48
9.3 Time for Liquidation......................................................................48
9.4 Manager Not Liable for Return of Capital Contributions....................................48
9.5 Termination...............................................................................48

                                    ARTICLE X

                        BOOKS AND RECORDS; BANK ACCOUNTS

10.1 Maintenance of Books and Accounting Method...............................................49
10.2 Fiscal Year..............................................................................49
10.3 Reports to the Members...................................................................49
10.4 Inspection by Members....................................................................50
10.5 Banking..................................................................................50
10.6 Tax Elections; Special Basis Adjustments.................................................50
10.7 Cost Segregation Analysis................................................................50

                                   ARTICLE XI

                                   AMENDMENTS

11.1 Unanimous Consent of the Members.........................................................51

                                   ARTICLE XII

                               GENERAL PROVISIONS

12.1 No Third Party Beneficiaries.............................................................51
12.2 Non-Waiver...............................................................................51
12.3 Additional Documents and Instruments.....................................................51
12.4 Severability.............................................................................51
12.5 Notices and Consents.....................................................................52
12.6 Entire Agreement.........................................................................53
12.7 Provisions Binding.......................................................................53
12.8 Captions.................................................................................53
12.9 Definitions..............................................................................53
12.10 Counterparts............................................................................53


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
12.11 Word Meanings...........................................................................53
12.12 Applicable Law..........................................................................54
12.13 Choice of Venue and Consent to Jurisdiction and Venue...................................54

SCHEDULE A--Members, Capital Contributions and Interests SCHEDULE B--Legal Description of the Land SCHEDULE C--Form of Certificate of Formation SCHEDULE D--Location of Certain Real Property in Proximity to the Land SCHEDULE E--Preliminary Budget


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                     LIMITED LIABILITY COMPANY AGREEMENT OF

               NORTHEAST OFFICE VENTURE, LIMITED LIABILITY COMPANY

        THIS LIMITED LIABILITY COMPANY AGREEMENT OF NORTHEAST OFFICE VENTURE, LIMITED LIABILITY COMPANY (this "Agreement"), dated,

executed and delivered as of the ___ day of ________, 1995, to be effective September 5, 1995, by and among The Georgetown Company, a New York general partnership ("Georgetown"), Limited Oval Office I, Inc., a Delaware corporation ("Limited"), and M/I Schottenstein Homes, Inc., an Ohio corporation ("M/I").

                              W I T N E S S E T H:

        WHEREAS, the Members desire to enter into this Agreement, to cause a certificate of formation to be filed with the Secretary of State of the State of Delaware to form a limited liability company under the laws of the State of Delaware and to reflect certain agreements among themselves;

        WHEREAS, this Agreement shall constitute the "limited liability company agreement" of the Company within the meaning of that term as used in the Act;

        NOW, THEREFORE, it is mutually agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS

        1.1    DEFINITIONS.   As used in this Agreement, the following terms
shall have the following meanings:


        ACCOUNTANTS means such firm of independent certified public accountants as may be unanimously selected from time to time by the Members.

        ACT means the Delaware Limited Liability Company Act, Delaware Code Title 6, Sections 18-101, et seq., as the same may be amended from time to time, or the corresponding provisions of any subsequent Delaware law governing limited liability companies.

        ADJUSTED CAPITAL ACCOUNT DEFICIT means the deficit balance, if any, in a Member's Capital Account at the time in question, after (i) reducing the amount of such deficit by the amount, if any, of such Member's deficit restoration obligation and by the amount, if any, that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Allocation Regulations, and (ii) increasing the amount of such deficit by the amount, if any, of the items described in paragraphs (4),
(5) and (6) of Section 1.704-1(b)(2)(ii)(d) of the Allocation Regulations. The determination of a Member's Adjusted Capital Account Deficit is


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made for purposes of Section 1.704-1(b)(2)(ii)(d) of the Allocation Regulations
and shall be made consistently therewith.

        AFFILIATE, in reference to a Person, means (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person, (iii) any officer, director, member, manager or partner of such Person and (iv) if such Person is an officer, director, member, manager or partner of any Entity, any Entity for which such Person acts in any such capacity.

        AGREEMENT means this Limited Liability Company Agreement, as the same may be modified, amended, supplemented and/or restated from time to time in accordance with its terms and applicable law.

        ALLOCATION REGULATIONS means the Income Tax Regulations promulgated under Code Section 704(b) (regarding partners' distributive shares of partnership tax items), as currently in effect, and as modified and clarified by amendment, successor regulation, ruling, court decision or other Income Tax Regulation relating to partners' distributive shares.

        APPRAISED VALUE has the meaning specified in Section 7.3(b).

        BANKRUPTCY, in reference to a Member, means that event and date when:
(i) such Member makes an assignment for the benefit of creditors; (ii) such Member files a voluntary petition in bankruptcy; (iii) such Member is adjudicated a bankrupt or insolvent; (iv) such Member files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation; (v) such Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the type referred to in clause (iv); (vi) such Member seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Member or of all or any substantial part of its property;
(vii) ninety (90) days or more have elapsed after the commencement of any proceeding against such Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, if the proceeding has not been dismissed prior thereto; (viii) ninety (90) days or more have elapsed after the appointment without its consent or acquiescence of a trustee, receiver, or liquidator of such Member or of all or any substantial part of its property, if such appointment has not been vacated or stayed prior thereto; or (ix) ninety (90) days have elapsed after the expiration of any such stay, if such appointment has not been vacated.

        BASE AMOUNT has the meaning specified in Section 3.6(b)(iii).

        BUILDING means the building to be constructed by the Company on the Land as part of the Improvements and the Tenant Improvements, to be leased to M/I pursuant to the Lease, as more particularly provided in this Agreement, together with all alterations and additions thereto and all restorations and replacements thereof.

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        CAPITAL ACCOUNT has the meaning specified in Section 3.4.

        CAPITAL CONTRIBUTION means the total amount of cash and/or property contributed or agreed to be contributed to the Company by each Member as shown in Schedule A which is attached hereto and made a part hereof, as such Schedule A may be modified, supplemented or amended from time to time in accordance with this Agreement and applicable law, exclusive of any interest paid with respect to deferred installments of such amounts, plus any other contributions to the capital of the Company made by a Member pursuant to the terms of this Agreement, in respect of the interest of such Member in the Company. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution previously made by any predecessor Member with respect to the Company interest owned by such Member.

        CAPITAL PROCEEDS means the proceeds received by the Company as the result of a Capital Transaction.

        CAPITAL TRANSACTION means any of the following events: (a) a refinancing or recasting of any Mortgage Loan or any secondary financing of the Property or any portion thereof; (b) a sale (other than sales of personal property being replaced with like property), lease (other than of space in the Property in the ordinary course of business), condemnation award or other disposition of all or part of the Property; (c) the receipt of insurance proceeds by the Company (other than proceeds of rental or business interruption insurance) as a result of the occurrence of a casualty; or (d) any other event of a capital nature resulting in the receipt by the Company of revenues other than in the ordinary course of business.

        CASH NEEDS has the meaning specified in Section 3.6.

        CASH NEEDS CONTRIBUTION has the meaning specified in Section 3.6(a).

        CASH NEEDS NOTICE has the meaning specified in Section 3.6(a).

        CERTIFICATE OF FORMATION means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on September 5, 1995 as required by Section 18-201 of the Act, in the form attached hereto as Schedule C and made a part hereof, as amended and/or restated from time to time in accordance with the terms of this Agreement and applicable law.

        CODE means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal income tax law.

        COMPANY means Northeast Office Venture, Limited Liability Company, a Delaware limited liability company.

        COMPANY MINIMUM GAIN means "partnership minimum gain" as set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Allocation Regulations.


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        COMPLETION DATE means the date on which the Improvements shall have been substantially completed in accordance with the terms of the Lease.

        CONSTRUCTION LOAN means the construction loan that will provide the debt financing for the construction of the Improvements and the landscaping of the Property, referred to in Section 5.5.

        CONSTRUCTION MANAGER has the meaning specified in Section 5.2(d).

        CONTRIBUTION AGREEMENT means that certain Capital Contribution and Real Estate Purchase and Sale Agreement, dated as of even date herewith, among Limited, Georgetown and M/I pursuant to which Georgetown and M/I shall contribute cash and Limited shall contribute cash together with the Land and the Other Interests to the Company.

        CONTRIBUTING MEMBER has the meaning specified in Section 3.6(b).

        DEFAULT AMOUNT has the meaning specified in Section 3.6(b)(v).

        DEFAULT PURCHASE RIGHT has the meaning specified in Section 7.3(a).

        DESIGN ARCHITECT has the meaning specified in Section 5.2(b).

        DEVELOPMENT AGREEMENT means that certain Development Agreement, dated as of even date herewith, between MORSO Holding Co., a Delaware corporation, and the Company.

        DEVELOPMENT BUDGET has the meaning specified in Section 5.2(f).

        DEVELOPMENT EXPENSES means the following costs and expenses incurred by the Company and approved in advance by all of the Members in connection with the development, construction and completion of the Improvements and the landscaping of the Property:

               (i) costs and expenses incurred in connection with the acquisition of the Land and the Other Interests pursuant to the terms of the Contribution Agreement (including, without limitation, title insurance, survey fees, recording fees, closing fees and brokerage fees with non-affiliated brokers);

               (ii) costs and expenses incurred in connection with the obtaining of the Construction Loan and the Permanent Loan, including, without limitation, for each such loan, closing fees and other charges or expenses of the lender payable by the Company in respect of such loan, appraisal fees, deposits, recording taxes and charges, title insurance premiums, fees and disbursements of lenders' attorneys and similar expenses;


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               (iii) architects', engineers', consultants', attorneys',
accountants' and other experts' fees and disbursements incurred in connection with the formation of the Company, the obtaining of zoning, building code and other requisite variances, licenses, permits and approvals and the development, design, construction, mortgaging and leasing of the Improvements and the landscaping of the Property;

               (iv) all costs of labor (including, without limitation, salaries, fringe benefits and bonuses) and materials incurred in connection with the construction of the Improvements (including, without limitation, tenant improvement costs or allowances provided to tenants in connection with the construction and installation of tenant improvements) and the landscaping of the Property;

               (v) real estate taxes, insurance premiums and interest and other charges payable under the Construction Loan or the Permanent Loan;

               (vi) interest payable under loans (other than the Construction Loan and the Permanent Loan) prior to the commencement date under the Lease; and

               (vii) any other costs and expenses that are usually and customarily incurred in connection with the development, construction and leasing of office space in the Columbus, Ohio metropolitan area.

        DUE DATE has the meaning specified in Section 3.6(b).

        ELECTING MEMBER has the meaning specified in Section 7.2(a).

        ENTITY means any limited liability company, general partnership, limited partnership, corporation, joint venture, trust, real estate investment trust, business trust, estate or association.

        FIRST OFFER CLOSING has the meaning specified in Section 7.2(d).

        FIRST OFFER CLOSING DATE has the meaning specified in Section 7.2(d).

        FIRST OFFER INTEREST has the meaning specified in Section 7.2(a).

        FIRST OFFER PERIOD has the meaning specified in Section 7.2(a).

        FIRST OFFER PRICE has the meaning specified in Section 7.2(c).

        FIRST OFFER PROCEDURES has the meaning specified in Section 7.2(a).

        FPAA has the meaning specified in Section 5.12.


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        GOVERNMENTAL AUTHORITIES shall mean all federal, state, county, municipal and local governments, and all departments, commissions, boards, bureaus, agencies and offices thereof, having or claiming jurisdiction over all or any portion of the Property.

        IMPROVEMENTS means all of the following now or hereafter erected in, on, over or under the Land: all buildings (including, without limitation, the Building), structures and improvements, together with all walkway and road improvements, parking areas and facilities, landscaping improvements of whatever nature, utility and sewerage lines and all apparatus, machinery, devices, fixtures, appurtenances and equipment for the proper operation and maintenance of the foregoing and all alterations and additions thereto and restorations and replacements thereof; provided, however, that the Improvements shall not include the Tenant Improvements.

        INCAPACITY means, with respect to any Member who is an individual, any adjudication by a court of competent jurisdiction of such Member's incompetence to manage his person or his estate.

        INCOME TAX REGULATIONS means those regulations promulgated under the Code. Whenever reference is made to any Income Tax Regulation, unless otherwise specified, such reference shall be deemed to include any amendments or successor regulations thereto.

        INITIATING NOTICE has the meaning specified in Section 7.2(a).

        LAND means that certain real property located in Franklin County, Ohio and more particularly described on Schedule B attached hereto and made a part hereof, and any and all other real property hereafter acquired by the Company.

        LAWS means all present and future laws, ordinances, statutes, administrative and judicial orders, rules, regulations and requirements of all Governmental Authorities that may be applicable to the Property or any portion thereof.

        LEASE means the lease, dated as of even date herewith, between the Company, as landlord, and M/I, as tenant, pursuant to which M/I will lease virtually all of the Property, as it may be amended from time to time.

        LOSSES means the net losses of the Company for federal income tax purposes (or as may be otherwise required to comply with the Allocation Regulations) as determined as of the close of the Company's fiscal year and, when the context requires, related items of deduction or loss, tax preference, credits and depreciation, provided that "Losses" shall include items described in Code Section 705(a)(2)(B) or required by the Income Tax Regulations to be treated as so described.

        MANAGER means Georgetown, so long as it is the Manager in accordance with this Agreement, and any Member admitted as a substitute Manager as provided herein. In the event there is at any time more than one Manager, unless the context otherwise requires, the term "Manager" shall refer to any one Manager and to all such Managers.


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        MEMBER means each Person identified as a Member on Schedule A hereto, as such Schedule A may be modified, supplemented or amended from time to time in accordance with this Agreement and applicable law, and any Person who may be admitted as an additional or Substitute Member as provided herein. Unless the context otherwise requires, the term "Member" shall refer to any one Member and to all such Members.

        MEMBER LOAN shall mean a loan made by a Member to the Company in accordance with the provisions of this Agreement.

        MEMBER NONRECOURSE DEBT means "partner nonrecourse debt" as set forth in
Section 1.704-2(b)(4) of the Allocation Regulations.

        MEMBER NONRECOURSE DEBT MINIMUM GAIN means "partner nonrecourse debt minimum gain" as set forth in Sections 1.704-2(i)(2) and (3) and 1.704-2(d) of the Allocation Regulations.

        MORTGAGE means any mortgage or deed of trust encumbering the Property or any portion thereof in accordance with the terms of this Agreement, as the same may be amended or modified. The term "Mortgage" also shall mean and include the note secured by such mortgage or deed of trust, any collateral security documents, including, without limitation, financing statements, security agreements and any assignments of leases and rents, executed in connection with such mortgage or deed of trust, and the loan agreement, if any, pursuant to which such documents were executed.

        MORTGAGE LOAN means any loan secured by a Mortgage.

        NET CASH RECEIPTS means the cash from all operations of the Company (but not including Capital Proceeds or Capital Contributions) after the payment of all expenses (including, without limitation, all administrative, asset management and management fees) and other disbursements (including, without limitation, capital investments in the Property and interest and principal payments on loans -- excluding Member Loans) except that (i) amounts expended or reserved for capital improvements, reasonable working capital needs, contingent or unforeseen liabilities, replacement of equipment, fixtures and personalty, amounts paid into replacement reserves, and sinking funds, all as determined by the Manager, shall be reserved and deducted; and (ii) expenses paid out of a reserve, to the extent previously deducted under clause (i), shall be added.

        NON-CONTRIBUTING MEMBER has the meaning specified in Section 3.6(b).

        NONRECOURSE DEDUCTIONS has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Allocation Regulations. The amount of Nonrecourse Deductions for a Company fiscal year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a

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Nonrecourse Liability that are allocable to an increase in Company Minimum
Gain, determined according to the provisions of Sections 1.704-2(b)(1) and 1.704-2(c) of the Allocation Regulations.

        NONRECOURSE LIABILITY has the meaning set forth in Section 1.704-2(b)(3) of the Allocation Regulations and Section 1.752-1(a)(2) of the Income Tax Regulations.

        OPERATING LOSSES means Losses from Company operations and not from Capital Transactions.

        OPERATING PROFITS means Profits from Company operations and not from Capital Transactions.

        OPTION ELECTION NOTICE has the meaning specified in Section 7.2(b).

        OTHER INTERESTS means all of Limited's right, title and interest in and to all leases, contracts, agreements, permits, plans, specifications, drawings, studies, reports, assessments, security and other deposits and other tangible and intangible personal property pertaining to the Land.

        OTHER MEMBER has the meaning specified in Section 7.2(b).

        PERCENTAGE INTERESTS means the interests in the Company of the Members, representing the Capital Contributions and the percentage interests as set forth on Schedule A attached hereto, including such Members' respective shares of, and rights to receive distributions and allocations of, the business, property, assets, capital, profits and losses of the Company, subject to and as provided in this Agreement and the Act. The holder of a Percentage Interest shall have no right to participate in the management of the business and affairs of the Company under the terms of this Agreement unless such holder is also a Member.

        PERMANENT LOAN means the permanent Mortgage Loan that will refinance the Construction Loan, referred to in Section 5.5.

        PERMITS means all certificates of occupancy, licenses, authorizations, variances, permits and approvals required pursuant to all applicable Laws or otherwise necessary for the lawful construction, use, occupancy and operation of the Property.

        PERSON means any natural person or Entity.

        PERSONALTY means all apparatus, machinery, devices, utility facilities, fixtures, appurtenances, equipment, furniture, furnishings, appliances and other items of personal property used in connection with the operation, maintenance and occupancy of the Improvements, the Tenant Improvements and/or the Land now or hereafter owned or leased by the Company.



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        PHASE I WORK means the work identified as "Infrastructure" in the
Development Agreement.

        PLANS has the meaning specified in Section 5.2(e).

        PRELIMINARY BUDGET has the meaning specified in Section 5.2(a) and is attached hereto and made a part hereof as Schedule E.

        PRIME RATE means the prime commercial lending rate of interest announced from time to time by Bank One , Columbus, N.A.

        PROFITS means the net profits of the Company for federal income tax purposes (or as may otherwise be required to comply with the Allocation Regulations) as determined as of the close of the Company's fiscal year, and, when the context requires, related items of income or gain, provided that Profits shall include income exempt from tax.

        PROJECT ARCHITECT has the meaning specified in Section 5.2(c).

        PROPERTY means the Land, the Improvements, the Tenant Improvements and the Personalty.

        PURCHASE OPTION has the meaning specified in Section 7.2(b).

        PURCHASING MEMBER has the meaning specified in Section 7.2(d).

        REQUESTED CONTRIBUTION has the meaning specified in Section 3.6(a).

        REQUESTED FUNDS has the meaning specified in Section 3.6(a).

        RETIREMENT means, with respect to any Member: (i) the death, Incapacity, or Bankruptcy of such Member; (ii) the Member's retirement, resignation, expulsion or other withdrawal from the Company; (iii) the assignment by the Member of all of the Member's Percentage Interest in compliance with this Agreement (other than (A) an assignment merely of its right to receive distributions or (B) a pledge, hypothecation, or other collateral assignment of its rights before the time such pledge, hypothecation or other collateral assignment becomes absolute); (iv) if such Member is a trustee of a trust, the termination of the trust but not merely the substitution of a new trustee; (v) if such Member is a corporation, the filing of a certificate of dissolution, or its equivalent, for said corporation, or the revocation of its charter; (vi) if such Member is a separate limited liability company or partnership, the dissolution and termination of such separate limited liability company or partnership; or (vii) if such Member is an estate, the distribution by the fiduciary of the estate's entire interest in the Company.

        SECRETARY OF STATE means the Secretary of State of the State of Delaware.

        SECTION 7.3(A) NOTICE DATE has the meaning specified in Section 7.3(b).



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        SELLING MEMBER has the meaning specified in Section 7.2(d).

        STATED VALUATION PRICE has the meaning specified in Section 7.2(a).

        SUBSTITUTE MEMBER means any Person who acquires a Percentage Interest from a Member and is admitted to the Company as a Member.

        TAX MATTERS MEMBER has the meaning specified in Section 5.12.

        TENANT DEFAULT PERIOD has the meaning specified in Section 6.4(b).

        TENANT IMPROVEMENTS has the meaning specified in the Lease.

        TOTAL BUDGETED DEVELOPMENT EXPENSES shall mean the aggregate amount of Development Expenses specified in the Development Budget including, without limitation, the amount allocated to "contingency."

        UNCONTROLLABLE EXPENSE has the meaning specified in Section 5.4(c).

                                   ARTICLE II


FORMATION AND NAME; BUSINESS OFFICE; REGISTERED OFFICE AND REGISTERED AGENT; PURPOSE; PARTNERSHIP STATUS; POWERS; AND TERM

        2.1 FORMATION AND NAME. The Company was formed upon the execution by the Manager and the filing of the original Certificate of Formation with the Secretary of State in accordance with the provisions of the Act, under the name of Northeast Office Venture, Limited Liability Company. The Members hereby approve the Certificate of Formation and ratify the execution, delivery and filing of the Certificate of Formation by the Manager. Promptly after the filing of the Certificate of Formation in the Office of the Secretary of State and the execution and delivery of this Agreement, the Manager shall duly complete and file with the Ohio Secretary of State an Application for Registration of Foreign Limited Liability Company (Form LFA) in respect of the Company. The Company shall not engage in, transact or do business in any jurisdiction other than the State of Ohio, without the consent of all of the Members. The Manager shall, from time to time, execute or cause to be executed all such additional applications, certificates, registrations, or other documents, and cause to be performed all such filing, recording, publishing, or other acts as may be necessary to comply with the requirements of law applicable to the formation and operation of the Company under the laws of the State of Delaware and the operation of the Company as a foreign limited liability company in the State of Ohio.

        2.2 BUSINESS OFFICE. The business office of the Company at which its books and records shall be kept shall be maintained at 667 Madison Avenue, 23rd Floor, New York, New York 10021, or at such other location as the Manager may from time to time determine. The Manager shall provide written notice to the Members of any change in the location of the business office of the Company.

        2.3 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Certificate of Formation or such other office as the Manager may from time to time determine and designate in the manner required by law. The registered agent of the Company required by the Act shall be the registered agent named in the Certificate of Formation or such other registered agent as may from time to time be determined and designated by the Manager in the manner required by law. The Manager shall provide written notice to the Members of any change in such registered office or registered agent of the Company.

        2.4 PURPOSE. The purposes of the Company are to acquire, invest in, develop, construct, rehabilitate, maintain, operate, lease, improve, repair, replace, hold, mortgage, encumber, own, sell, convert, exchange, manage, finance, refinance and otherwise deal with the Property.

        2.5 PARTNERSHIP STATUS. It is intended that the Company be treated as a partnership for federal and state income tax purposes (but not for non-tax purposes). Accordingly, this Agreement shall be construed in a manner that ensures the Company's classification as a partnership for federal and state income tax purposes at all times, and any provision of this Agreement that would have the effect of preventing the Company from being classified as a partnership for federal and state income tax purposes shall be null and void. The Members shall take all actions, and execute, acknowledge and deliver all documents, which in the judgment of the Manager, or in the opinion of counsel satisfactory to the Manager, are necessary or desirable to obtain and/or maintain the Company's classification as a partnership for such purposes at all times.

        2.6 POWERS. In furtherance of the Company's purposes, the Company shall have all powers of a limited liability company under the Act, including, without limitation, the powers:

               (a) to acquire, improve, develop, construct, rehabilitate, repair, replace, mortgage, hold, sell, own, lease, operate, maintain, convert, exchange, and otherwise deal with the Property and any other real and/or personal property now or hereafter acquired by the Company and in interests therein as may be necessary or desirable to carry out the development, construction, rehabilitation, operation, leasing and maintenance of any of the Property and/or the purposes of the Company;

               (b) to borrow money, including (but not limited to) loans from any Members or Affiliates of Members, to further the purposes of the Company; to issue evidences of indebtedness in respect thereof and to secure the same by deed of trust, mortgage or pledge or grant of lien on or other security interest in the Property or any other assets of the Company;

               (c) to refinance, prepay (in whole or in part), recast, modify, renew, extend and/or restructure any Mortgage Loan or any other indebtedness of the Company and to execute any documents in connection therewith;

               (d) to employ management agents, including Affiliates of any of the Members, to manage the Property, and to pay compensation for such services;

               (e) to operate, provide and manage such other businesses and services as the Manager determines to be necessary or desirable in connection with any of the Property or the purposes of the Company; and

               (f) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary, in connection with or incidental to the furtherance of the purposes of the Company, so long as such things, activities and contracts may be lawfully done, carried on or entered into by the Company under the laws of the State of Delaware and under the terms of this Agreement.

        2.7 TERM. The term of the Company shall commence with the filing of the Certificate of Formation with the office of the Secretary of State. The Company shall continue until dissolved upon the occurrence of the earliest of:
(a) December 31, 2046; (b) the passage of 90 days from the sale or other disposition of all or substantially all of the assets of the Company unless the Members elect to continue the Company for the sole purpose of collecting the proceeds of such sale or other disposition; (c) the Retirement of a Member unless the Company is continued as provided in Section 7.8; (d) the unanimous written agreement of all Members to dissolve the Company; (e) at any time when there are less than two (2) Members of the Company, unless the Company's business is continued pursuant to Section 7.8 and the sole remaining Member admits an additional or Substitute Member to the Company; or (f) the entry of a judicial decree of dissolution; and shall terminate as soon as the winding up of its affairs upon such dissolution has been completed. The provisions of this
Section 2.7 are intended to and shall, to the fullest extent permitted by law, supersede the provisions of the Act regarding the dissolution of limited liability companies.

                                  ARTICLE III

                              MEMBERS AND CAPITAL

        3.1 MEMBERS. The Members have contributed to the capital of the Company the amount of cash and/or property set forth opposite their respective names in Schedule A in consideration for their respective interests in the Company as set forth in Schedule A and as described herein. The Members agree that the fair value of the portion of the Land and the Other Interests to be contributed by Limited to the Company pursuant to the Contribution Agreement is equal to the amount designated as such on Exhibit A. Subject to the provisions of Section 3.6, no further contribution of capital shall be required of any Member. To and until the Completion

Date, the obligations of Limited under this Agreement shall be guaranteed by an Affiliate of Limited satisfactory to Georgetown and M/I.

        3.2 NO PRIORITY AMONG MEMBERS. No Member shall have priority over any other Member either as to the return of its original Capital Contribution or as to distributions by the Company, except as specifically provided in this Agreement.

        3.3 NO INTEREST ON CAPITAL CONTRIBUTIONS; NO WITHDRAWAL OF CAPITAL. No interest shall be paid by the Company to any Member with respect to any Capital Contribution. Except as otherwise specifically set forth in this Agreement, no Member shall have the right to (a) demand or receive property other than cash in return for its Capital Contribution or as distributions of income, (b) withdraw any part of its Capital Contribution (regardless of whether or not such Member has withdrawn from the Company), or (c) receive any funds or property of the Company.

        3.4 CAPITAL ACCOUNTS. A single Capital Account shall be established, determined and maintained for each Member on the books and records of the Company in accordance with the provisions of the Allocation Regulations. The property of the Company shall be revalued on the books of the Company in any case in which such revaluation is required by the Allocation Regulations and may be revalued in any case where such revaluation is permitted by the Allocation Regulations and such revaluation is determined to be appropriate by all of the Members. In the event any Company property is revalued on the books of the Company in accordance with the Allocation Regulations, the Members' Capital Accounts shall be adjusted in accordance with the Allocation Regulations to reflect such revaluations and for allocations to them of Profits and Losses, and items thereof, as computed for book purposes, with respect to such property. In the event the property of the Company is revalued on the books of the Company, all Company property shall be valued for such purpose at its fair market value, as determined by all of the Members.

        3.5 NO REQUIREMENT TO RESTORE DEFICIT IN CAPITAL ACCOUNT. Nothing contained in this Agreement shall be construed to require any Member to restore any deficit in its Capital Account.

        3.6 SUBSEQUENT CONTRIBUTIONS. It is understood that the Company may from time to time require funds following the date of this Agreement to meet its Cash Needs for the ongoing operation, maintenance, development and improvement of the Property. As used herein, "Cash Needs" of the Company shall mean and include any cash needs or requirements of the Company subsequent to the date of this
Agreement: (i) for which sufficient funds are not available to it from (a) gross revenues generated by the Company's operations, (b) Mortgage Loans and other loans made to the Company, (c) contributions made by the Members to the capital of the Company pursuant to Section 3.1 and (d) reserves set aside to meet such needs and (ii) which have been or are to be incurred by the Manager on behalf of the Company within the scope of its authority under this Agreement and are necessary to meet operating expenses, leasing expenses, construction costs and other capital expenses and other items which, in accordance with generally accepted accounting principles, are capitalized and not expensed, to repay the principal and interest on the Construction Loan, the Permanent Loan and other loans made to the Company in accordance with the provisions hereof and to pay any other expenses or obligations on behalf of the Company. In order to help ensure that the Company will have funds in amounts sufficient to meet its Cash Needs at all times from and after the date of this Agreement, the Members hereby agree as follows:

               (a) Determination of Cash Needs by Members and Notice to Members. If at any time the Members unanimously determine, in the exercise of reasonable business judgment and good faith, that funds are required to meet Cash Needs of the Company, the Manager shall, subject to the provisions of Section 5.8, use its best efforts to arrange for the Company to borrow from third parties all of the required funds, such borrowing preferably to be on a nonrecourse basis (and, if not, on a recourse basis) to the Members (and any Affiliates thereof) and otherwise on terms reasonably acceptable to all of the Members. If and to the extent that the Members unanimously determine in good faith that the required funds cannot be borrowed on such terms, the Manager shall, by notice (the "Cash Needs Notice") to the Members, specify the amount of what the Members unanimously believe to be the Cash Needs of the Company (the "Requested Funds") at such time for the period mentioned below and call upon each Member to advance to the Company its proportionate share, determined in proportion to each Member's respective Percentage Interests at the time the Cash Needs Notice is given, of the Requested Funds (each Member's "Requested Contribution"). The Cash Needs Notice given to the Members shall be accompanied by documentation reasonably confirming the actual or estimated amount of such Cash Needs of the Company (in the amount of the Requested Funds) for the period for which such demand is being made and itemizing how the Requested Funds will be applied. Within twenty (20) days after the date of the Cash Needs Notice, each Member shall advance as a capital contribution to the Company its Requested Contribution. Any funds advanced by any Member to the Company pursuant to this
Section 3.6(a) and not refunded to such Member shall, subject to the provisions of Section 3.6(b) below, constitute contributions to the capital of the Company ("Cash Needs Contributions").

               (b) Remedies for Failure to Advance Funds. If in any instance any Member (including any guarantor of such Member's obligations hereunder) shall fail to advance all or any part of its Requested Contribution by the twentieth
(20th) day (the "Due Date" with respect to such Requested Contribution) after the date of the Cash Needs Notice that calls for such advance, then the Member that has failed to make such advance in full shall be deemed the "Non-Contributing Member". In such event, each of the other Members (the "Contributing Members") that have advanced at least the full amount of their respective Requested Contributions, shall have the following rights and remedies (which rights and remedies, except as otherwise provided herein, shall be the only rights and remedies available to the Contributing Members with respect to such failure by the Non-Contributing Member):

                       (i) Election of Remedies. This Section 3.6(b) provides alternative courses of action by Contributing Members in the case of a failure by a Member to make an advance called for under a Cash Needs Notice. If there is more than one Non-Contributing Member, any Contributing Member need not elect the same alternative with respect to each

Non-Contributing Member. If there is more than one Contributing Member electing an alternative with respect to a Non-Contributing Member, the Contributing Members making such election must each elect the same alternative with respect to the unpaid funds payable by such Non-Contributing Member without any obligation to elect such alternative with respect to any other Non-Contributing Member. If there is more than one Contributing Member that so elects, then each Contributing Member shall provide an equal amount of the funds to be loaned or contributed, as the case may be, pursuant to the provisions of this Section 3.6(b), unless such Contributing Members elect otherwise pursuant to a written agreement.

                       (ii) Election of Total Refund in the Event of Total Failure to Advance. If the Non-Contributing Member shall have advanced none of its share of the Requested Funds on or before the Due Date, each Contributing Member shall be relieved of any obligation to advance any portion of its Requested Contribution and shall be entitled, if it so elects, to receive a refund from the Company of all amounts that it may theretofore have advanced to the Company pursuant to the Cash Needs Notice.

                       (iii) Election of Partial Refund in the Event of Partial Failure to Advance. If the Non-Contributing Member shall have advanced part, but not all, of its Requested Contribution on or before the Due Date, each Contributing Member shall be relieved of any obligation to advance any portion of its share of the Requested Funds in excess of the amount calculated by multiplying its Percentage Interest by the Base Amount (as defined below) and shall be entitled, if it so elects, to receive a refund from the Company of all amounts that it may theretofore have advanced to the Company pursuant to the Cash Needs Notice in excess of the amount calculated by multiplying its Percentage Interest by the Base Amount. As used herein, the term "Base Amount" shall mean the amount of the Requested Funds actually contributed by the Non-Contributing Member on or before the Due Date, divided by the Percentage Interest of the Non-Contributing Member.

                       (iv) Election of Right to Advance Funds as a Member Loan. Provided a Contributing Member has advanced an amount equal to its Requested Contribution, such Contributing Member shall be entitled, but shall not be obligated, within sixty (60) days after the date of the Cash Needs Notice, to advance to the Company (it being understood that any refund to which a Contributing Member is entitled pursuant to Section 3.6(b)(ii) or 3.6(b)(iii) above, as applicable, which such Contributing Member does not elect to receive shall constitute an advance to the Company for the purposes of this Section 3.6(b)(iv)) an amount equal to all or any part of the excess of (i) the Requested Funds over (ii) the Base Amount, if any, and such advance shall constitute a Member Loan to the Company, which Member Loan shall bear interest, compounded annually, at an annual rate equal to the Prime Rate plus 5% and shall be repayable in accordance with Sections 4.4, 4.5 and 4.6. At any time after a Member Loan has been made by such Contributing Member (whether or not such Contributing Member has given the thirty (30) day notice provided for in Section 3.6(b)(v) below, and if such notice has been given, prior to the expiration of the thirty (30) day period provided for in such Section 3.6(b)(v)), the Non-Contributing Member may make the curative payment to such Contributing Member provided for in the first sentence of Section 3.6(b)(v) below with the consequences set forth in such Section.

                       (v) Conversion of Member Loan to Percentage Interests; Termination of Certain Rights. Subject to the last sentence of this Section 3.6(b)(v), if a Contributing Member has made a Member Loan by virtue of the provisions of Section 3.6(b)(iv), it may, at its option, exercisable by such Contributing Member's giving at least thirty (30) days' notice to the Non-Contributing Member at any time after the later to occur of the date on which such Contributing Member has so made a Member Loan and the Due Date, elect to convert the outstanding amount of such Member Loan (the "Default Amount") into a Cash Needs Contribution to the Company in the amount of the Default Amount and, if the Non-Contributing Member fails within such thirty (30) day period to pay to such Contributing Member an amount equal to the Default Amount, together with the accrued and unpaid interest thereon, then, effective as of the expiration of such thirty (30) day period:

                              (A) the Default Amount shall be converted from a
Member Loan into a Cash Needs Contribution;

                              (B) the Percentage Interest of the
Non-Contributing Member shall be decreased by the full and fractional number of percentage points equal to the quotient achieved when the Default Amount is divided by $12,500, and the Percentage Interest of the Contributing Member converting such Member Loan shall be increased by the same full and fractional number of percentage points; and

                              (C) all rights of the Non-Contributing Member to
consent to or approve of any action, except (I) to consent to the admission of Substitute Members pursuant to Section 7.5(b) and (II) to consent to the continuation of the Company's business and reformation of the Company following the Retirement of a Member pursuant to Section 7.8, shall be suspended.

Any interest that has accrued on such Member Loan prior to its conversion to a Cash Needs Contribution shall be paid to the Contributing Member making such Member Loan in accordance with Sections 4.4, 4.5 and 4.6. If the Non-Contributing Member pays to such Contributing Member an amount equal to the Default Amount, together with the accrued and unpaid interest thereon, within or prior to the commencement of the thirty (30) day period provided for in this
Section 3.6(b)(v), the Default Amount shall constitute a Cash Needs Contribution of the Non-Contributing Member.

                       (vi) General Provisions. The provisions of this Section 3.6(b) shall be applicable each time that any Member shall fail to advance pursuant to Section 3.6(a) all or any portion of its Requested Contribution on or before the Due Date.

               (c) No Other Capital Contributions Required. Except as expressly provided in this Article III, no Member shall be required to make any Capital Contributions or loans to the

Company. In no event shall any Member have any personal liability for the making of any Capital Contributions or loans pursuant to this Agreement, it being agreed that the sole remedies for a Member's failure to make any such Capital Contributions or loans shall be those provided for in this Article III.

        3.7 LOANS BY MEMBERS. Any Member may, but is not obligated to, loan to the Company such sums as the Manager determines to be appropriate for the conduct of the Company's business, upon the written consent of all of the Members. Any such Member Loans shall be made on such terms and for such maturities as are consented to by all of the Members.

        3.8 REPRESENTATIONS OF MEMBERS

               (a) Each Member represents and warrants to each other Member and the Company as follows: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) it has full power and authority to execute, deliver and perform its obligations under this Agreement; (iii) it has duly authorized, executed and delivered this Agreement and has duly authorized the performance of its obligations under this Agreement; and (iv) its authorization, execution, delivery and performance under this Agreement do not and will not conflict with any organizational document, agreement or law applicable to it or by which it is bound.

               (b) Each Member further represents and warrants to the Company that it is acquiring its Percentage Interest for its own account and not with a view toward the gifting, distribution or resale thereof, and each Member agrees that it will not sell or offer to sell all or any portion of its Percentage Interest, or negotiate in respect thereof with any person or persons whomsoever, so as thereby to bring the transaction in which it acquired its Percentage Interest or any other offering of interests in the Company within the provisions of Section 5 of the Securities Act of 1933, as amended, or the registration requirement of any other federal or state securities statute.

               (c) Each Member further represents and warrants to each other Member and the Company that (i) it has been given access to all information concerning the Company, the Land, the Other Interests and the terms and conditions of the Percentage Interest it is purchasing hereby; (ii) it and its separate counsel have had the opportunity to fully negotiate the terms and conditions of this Agreement; (iii) it understands and acknowledges that the Percentage Interest it is purchasing hereby are speculative securities and involve a high degree of risk and that no federal or state agency has made any finding or determination as to the fairness for public or private investment in, nor any recommendations or endorsement of, such Percentage Interest as an investment; (iv) it has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in such Percentage Interest; and (v) its financial situation is such that it can afford the risks of an investment in such Percentage Interest.

                                   ARTICLE IV

                         ALLOCATIONS AND DISTRIBUTIONS

         4.1 ALLOCATION OF OPERATING PROFITS AND OPERATING LOSSES. Except as otherwise specifically provided herein to the contrary, Operating Profits and Operating Losses for any fiscal year shall be allocated to the Members in proportion to their respective Percentage Interests.

         4.2 ALLOCATIONS OF PROFITS AND LOSSES FROM A CAPITAL TRANSACTION.

               (a) Allocation of Profits from a Capital Transaction. After giving effect to any special allocations pursuant to Section 4.3 and any allocations of Operating Profits and Operating Losses pursuant to Section 4.1, Profits from a Capital Transaction shall be allocated in the following order of priority:

                       (i) First, to the Members with deficit Capital Account balances, if any, pro rata in accordance with such deficit balances, until all of such deficit balances are increased to zero;

                       (ii) Thereafter, to the Members in proportion to their respective Percentage Interests.

               (b) Allocation of Losses from a Capital Transaction. After giving effect to any special allocations pursuant to Section 4.3, Losses from a Capital Transaction shall be allocated in the following order of priority:

                       (i) First, to the Members with positive Capital Account balances, if any, pro rata in accordance with such balances, until all such positive balances are reduced to zero; and

                       (ii) Thereafter, to the Members in proportion to their respective Percentage Interests.

         4.3 SPECIAL ALLOCATIONS AND OTHER PROVISIONS RELATING TO ALLOCATIONS. In the event of any conflict between the general allocation provisions set forth in Sections 4.1 and 4.2 and the provisions of this Section 4.3, the provisions of this Section 4.3 shall be controlling.

               (a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV, if there is a net decrease in Company Minimum Gain during any Company fiscal year, the minimum gain chargeback requirement of
Section 1.704-2(f) of the Allocation Regulations shall apply and this Section 4.3(a) shall be interpreted consistently therewith. To the extent permitted by such Section of the Allocation Regulations and for purposes of this Section 4.3(a) only, each Member's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article IV with respect to such fiscal year and without regard to any net decrease in Member Nonrecourse Debt Minimum Gain during such fiscal year.

               (b) Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding any other provision of this Article IV except Section 4.3(a), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, the chargeback of "partner nonrecourse debt minimum gain" requirement of Section 1.704-2(i)(4) of the Allocation Regulations shall apply and this Section 4.3(b) shall be interpreted consistently therewith. This Section 4.3(b) is intended to comply with the "partner minimum gain chargeback requirement" in such Section of the Allocation Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 4.3(b), each Member's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article IV with respect to such fiscal year, other than allocations pursuant to Section 4.3(a) hereof.

               (c) Qualified Income Offset. In the event any Member's unexpected receipt of any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Allocation Regulations causes such Member to have (or increases) an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(c) were not in the Agreement.

               (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company fiscal year which is in excess of the sum of (i) such Member's deficit restoration obligation, if any, and (ii) the amount, if any, such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Allocation Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.3(c) hereof and this Section 4.3(d) were not in the Agreement.

               (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated (with the Members intending to satisfy the reasonable consistency requirement contained in the Allocation Regulations as a result of this allocation) to the Members in proportion to their respective Percentage Interests.

               (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Allocation Regulations Section 1.704-2.

               (g) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Allocation Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Allocation Regulations.

               (h) Curative Allocations.

                       (i) The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 4.3(h)(ii) hereof, the "Nonrecourse Regulatory Allocations," as defined in Section 4.3(h)(iii) hereof, and the "Member Nonrecourse Regulatory Allocations," as defined in Section 4.3(h)(iv) hereof.

                       (ii) The "Basic Regulatory Allocations" consist of allocations pursuant to Sections 4.3(c), (d) and (g) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 4.3(h)(ii) shall only be made with respect to allocations pursuant to Section 4.3(g) hereof to the extent the Manager reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

                       (iii) The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 4.3(a) and (e) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (A) no allocations pursuant to this Section 4.3(h)(iii) shall be made prior to the calendar year during which there is a net decrease in

Company Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Company Minimum Gain, and (B) allocations pursuant to this Section 4.3(h)(iii) shall be deferred with respect to allocations pursuant to Section 4.3(e) hereof to the extent the Manager reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 4.3(a) hereof.

                       (iv) The "Member Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Section 4.3(b) and (f) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Member Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Member Nonrecourse Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Member Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (A) no allocations pursuant to this
Section 4.3(h)(iv) shall be made with respect to allocations pursuant to Section 4.3(f) relating to a particular Member Nonrecourse Debt prior to the calendar year during which there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Member Nonrecourse Debt Minimum Gain, and (B) allocations pursuant to this Section 4.3(h)(iv) shall be deferred with respect to allocations pursuant to Section 4.3(f) hereof relating to a particular Member Nonrecourse Debt to the extent the Manager reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 4.3(b) hereof.

                       (v) The Manager shall have reasonable discretion, with respect to each calendar year, to (A) apply the provisions of Section 4.3(h)(ii), (iii) and (iv) hereof in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (B) divide all allocations pursuant to Sections 4.3(h)(ii),
(iii) and (iv) hereof among the Members in a manner that is likely to minimize such economic distortions.

               (i) Manager's Fees. If the deduction of all or any part of any fee paid by the Company to the Manager or its Affiliates is disallowed by recharacterizing such fee as a distribution to such Manager, the Manager shall be, to the extent permitted by the Code, allocated items of Company income and gain for the taxable year in which such disallowed deduction was claimed by the Company in the amount of such disallowed deduction.

               (j)     Section 704(c) Override.

                       (i) In accordance with Code Section 704(c) and the Income Tax Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its value at the time of contribution to the Company.

                       (ii) In the event that the book value of any Company property is adjusted in accordance with the Allocation Regulations, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its book value in the same manner as under
Section 704(c) of the Code and the Income Tax Regulations thereunder, to the extent required by the Allocation Regulations.

                       (iii) Any elections or other decisions relating to such allocations shall be made by the Manager, based upon the advice of the Accountants, in a manner consistent with the Allocation Regulations and in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section and Code Section 704(c) are solely for tax purposes and shall not be taken into account for purposes of determining "Profits" or "Losses" or adjustments to Capital Accounts.

               (k) Special Allocation Relative to Interest. Subject to the other provisions of this Section 4.3, any Company deduction or basis increase arising from or in connection with any interest which is deemed to have been paid by the Company to a Member in connection with any funds contributed to the Company by such Member, whether as Member or in its separate capacity, shall be allocated to such Member for all tax, accounting and other purposes.

               (l) Tax Credits. The basis (or cost) of any Company Code Section 38 property shall be allocated among the Members in accordance with Section 1.46-3(f)(2)(i) of the Income Tax Regulations. All tax credits (other than the investment tax credit) shall be allocated among the Members in accordance with applicable law.

               (m) Tax Credit Recapture. In the event Company Code Section 38 property is disposed of during any taxable year, Profits for such taxable year (and, to the extent such Profits are insufficient, Profits for subsequent taxable years) in an amount equal to the excess, if any, of (i) the reduction in the adjusted tax basis (or cost) of such property pursuant to Code Section 50(c), over (ii) any increase in the adjusted tax basis of such property pursuant to Code Section 50(c) caused by the disposition of such property, shall be excluded from the Profits allocated pursuant to Sections 4.1(a) and 4.2(a) hereof and shall instead be allocated among the Members in proportion to their respective shares of such excess, determined pursuant to Sections 4.3(n) and 4.3(o) hereof. In the event more than one item of such property is disposed of by the Company, the foregoing sentence shall apply to such items in the order in which they are disposed of by the Company, so that Profits equal to the entire amount of such excess with respect to the first such property disposed of shall be allocated prior to any allocations with respect to the second such property disposed of, and so forth.

               (n) Basis Increases. In the event the adjusted tax basis of any Code Section 38 property that has been placed in service by the Company is increased pursuant to Code Section 50(c), such increase shall be specially allocated among the Members (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Members.

               (o) Basis Reductions. Any reduction in the adjusted tax basis (or cost) of Company Code Section 38 property pursuant to Code Section 50(c) shall be specially allocated among the Members (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Section 1.46-3(f)(2)(i) of the Income Tax Regulations.

               (p) Varying Interests, Tax Accounting Conventions. In the event Members are admitted to the Company on different dates during any fiscal year, the Profits, Losses or any other items allocated to the Members for each such fiscal year shall be determined on a daily, monthly or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Income Tax Regulations thereunder.

               (q) Excess Nonrecourse Liabilities. Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Section 1.752-3(a)(3) of the Income Tax Regulations, the Members' interests in Company profits shall be (with the Members intending to satisfy the reasonable consistency requirement contained in the Allocation Regulations) in proportion to their respective Percentage Interests.

               (r) Treatment of Certain Distributions. To the extent permitted by Sections 1.704-2(h) and 1.704-2(i)(6) of the Allocation Regulations, the Manager shall endeavor to treat distributions of Net Cash Receipts or Capital Proceeds as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

               (s) Effect. The Members are aware of the consequences of the allocations made by this Article IV and hereby agree to be bound by the provisions of this Article IV in reporting their shares of Company income and loss for income tax purposes and otherwise.

         4.4 DISTRIBUTIONS OF NET CASH RECEIPTS. Net Cash Receipts for each fiscal year (or fractional portion thereof), if any, shall be distributed among the Members within twenty (20) days after the close of each calendar quarter, or more frequently in the Manager's sole discretion, in the following order of priority:

               (a) First, as interest to Members having outstanding Member Loans, in proportion to the amount of interest owed to each Member, until the Members shall have received amounts equal to the total amounts of accrued and unpaid interest owed on such Member Loans;

               (b) Second, as principal to Members having outstanding Member Loans, in proportion to the amount of principal owed to each Member, until the Members shall have received amounts equal to the total principal balances owed on such Member Loans; and

               (c) Thereafter, the balance thereof to the Members in proportion to their respective Percentage Interests.

4.5 DISTRIBUTIONS OF PROCEEDS FROM CAPITAL TRANSACTIONS WHEN COMPANY NOT LIQUIDATED. If, as a result of a Capital Transaction that does not result in the liquidation of the Company, the Company obtains Capital Proceeds, such Capital Proceeds shall be distributed, after payment of such debts and liabilities of the Company (excluding Member Loans), as may be determined by the Manager, in the following order of priority:

               (a) First, as interest to Members having outstanding Member Loans, in proportion to the amount of interest owed to each Member, until the Members shall have received amounts equal to the total amounts of accrued and unpaid interest owed on such Member Loans;

               (b) Second, as principal to Members having outstanding Member Loans, in proportion to the amount of principal owed to each Member, until the Members shall have received amounts equal to the total principal balances owed on such Member Loans; and

               (c) Thereafter, to the Members in proportion to their respective Percentage Interests.

4.6 DISTRIBUTIONS OF LIQUIDATION PROCEEDS UPON LIQUIDATION. Upon the liquidation of the Company, the Manager shall attempt to liquidate the assets of the Company and the proceeds of such liquidation shall be applied and distributed in the following order of priority:

               (a) First, to the payment of the debts and liabilities of the Company (excluding Member Loans) and the expenses of liquidation;

               (b) Second, to the setting up of reserves that the Manager determines are reasonably necessary to pay all contingent, conditional or unmatured claims and obligations that are known to the Company and all claims and obligations that are known to the Company but with respect to which the claimant or obligee is unknown. Such reserves may be paid over by the Manager to any attorney at law or other party selected by the Manager, as escrow agent to be held for disbursement in payment of any of the aforementioned liabilities or obligations, or at the expiration of such period as shall be deemed advisable by the Manager, for distribution in accordance with clauses (c) through (e) of this
Section 4.6;

               (c) Third, as interest to Members having outstanding Member Loans, in proportion to the amount of interest owed to each Member, until the Members shall have received amounts equal to the total amounts of accrued and unpaid interest owed on such Member Loans;

               (d) Fourth, as principal to Members having outstanding Member Loans, in proportion to the amount of principal owed to each Member, until the Members shall have received amounts equal to the total principal balances owed on such Member Loans; and

               (e) Thereafter, to the Members in accordance with their respective positive Capital Account balances, determined after all allocations pursuant to Sections 4.1 through 4.3 (including, without limitation, allocations to reflect the gain or loss recognized upon the sale of the Property) and all distributions pursuant to Sections 4.4 and 4.5 have been made, but before any distributions pursuant to this Section 4.6(e) are made.

         4.7 DISTRIBUTIONS IN KIND ON LIQUIDATION. Upon the liquidation of the Company, to the extent the Company's assets are not sold or otherwise disposed of, such assets (if any) may, at the unanimous direction of the Members, be distributed in kind to the Members as follows: the value of such assets shall be appraised (by an appraiser selected by the Members) to determine the Profits and Losses that would have resulted if such assets had been sold; the Capital Account of each Member shall be debited or credited with such Member's respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such Capital Account would have been debited or credited on the actual disposition of such assets; and such assets shall be distributed in accordance with the Members' Capital Account balances as thus adjusted, each Member taking an undivided interest in such assets subject to a pro rata share of the Company's liabilities.

         4.8 CERTAIN PROVISIONS OF THE ACT SUPERSEDED. The provisions of this Agreement regarding allocations and distributions among the Members are intended to and should, to the fullest extent permitted by law, supersede the provisions of the Act regarding allocations and distributions.

                                   ARTICLE V

               POWER, AUTHORITY, RIGHTS, DUTIES AND OBLIGATIONS OF THE
               MANAGER

        5.1    MANAGEMENT OF COMPANY.

               (a) Authority of M/I Under Lease. The Members acknowledge that M/I is the tenant under the Lease and that, pursuant to the provisions of the Lease, M/I shall have the authority and obligations with respect to the maintenance and operation of the Building and the other matters as set forth in the Lease.

               (b) Authority of Manager to Manage Company's Business. Except as otherwise specifically limited herein, the Manager shall have the exclusive right to manage the Company's business. Accordingly, except as otherwise specifically limited in this Agreement or under applicable law, the Manager shall: (i) manage the affairs and business of the Company; (ii) exercise the authority and powers granted to the Company; and (iii) otherwise act in all other matters on behalf of the Company. No contract, obligation or liability of any kind or type may be entered into on behalf of the Company by any Member other than the Manager. The Manager shall take all actions which shall be necessary or appropriate to accomplish the Company's purposes in accordance with the terms of this Agreement. The Manager is hereby designated and named a "manager" of the Company, within the meaning of Section 18-101(10) of the Act.

         5.2 CONSTRUCTION OF THE IMPROVEMENTS. The Manager shall use its best efforts on behalf of the Company to cause the Improvements to be constructed and completed in accordance with the terms of the Lease. For the purposes of this Section 5.2, the use of the term "best efforts" by the Manager shall not require the Manager to advance any of its funds on behalf of the Company where it is not otherwise obligated to furnish such funds under the terms of this Agreement. Such duties of the Manager shall be performed in accordance with and shall include, but not be limited to, the following:

               (a) Preliminary Budget. Attached hereto as Schedule E is a preliminary budget (the "Preliminary Budget"), which has been approved by all of the Members as providing the preliminary understanding of the viability of the development of the Improvements.

               (b) Design Architect. The Manager shall retain, on behalf of the Company, the firm of Gensler and Associates (the "Design Architect") to be the design architect for the Improvements. The Design Architect shall be retained upon such terms and conditions and for such compensation as all of the Members shall have approved in advance. The Members shall use their best efforts and due diligence to cooperatively and collaboratively review, refine and ultimately approve in writing such terms, conditions and compensation. M/I agrees to retain, at the Company's cost as a Development Expense, the Design Architect to be the design architect for the Tenant Improvements.

               (c) Project Architect. The Manager shall retain, on behalf of the Company, the firm of NBBJ (the "Project Architect") to prepare the construction drawings for the Improvements. The Project Architect shall be retained upon such terms and conditions and for such compensation as all of the Members shall have approved in advance. The Members shall use their best efforts and due diligence to cooperatively and collaboratively review, refine and ultimately approve in writing such terms, conditions and compensation. M/I agrees to retain, at the Company's cost as a Development Expense, the Project Architect to prepare the construction drawings for the Tenant Improvements.

               (d) Construction Manager. The Manager shall retain, on behalf of the Company, the joint venture Gillbane and Smoot (the "Construction Manager"), to serve as the construction manager for the construction of the Improvements. The Construction Manager shall be retained upon such terms and conditions and for such compensation as all of the Members shall have approved in advance. The Members shall use their best efforts and due diligence to cooperatively and collaboratively review, refine and ultimately approve in writing such terms, conditions and compensation. M/I agrees to retain, at the Company's cost as a Development Expense, the Construction Manager to serve as the construction manager for the construction of the Tenant Improvements.

               (e) Plans. The Manager shall deliver or caused to be delivered to the Members proposed plans and specifications for the Improvements and for the Tenant Improvements. Such proposed plans and specifications shall (i) include, without limitation, the siting, schematic design and specifications for facade materials for the Building and the other Improvements and the Tenant Improvements, (ii) to the satisfaction of Limited, be complementary in siting, design and materials and consistent in quality and design to the building proposed to be built by Limited (or an affiliate of Limited) and intended to be located as shown on Schedule D attached hereto and made a part hereof and (iii) in all respects provide for the construction of a first class office building. The Members shall use their best efforts and due diligence to cooperatively and collaboratively review, refine and ultimately approve in writing such proposed plans and specifications. The proposed plans and specifications for the Improvements and the Tenant Improvements approved by all of the Members shall be referred to herein as the "Plans".

               (f) Development Budget; Right of Manager to Pay Development Expenses. Following the approval of the Plans by all of the Members, the Manager shall prepare and deliver to each of the Members a proposed development budget. Such proposed development budget shall be in substantially the same form as the Preliminary Budget and shall require the approval of each of the Members. The Members shall use their best efforts and due diligence to cooperatively and collaboratively review, refine and ultimately approve in writing such proposed development budget; provided, however, that such final approval shall not occur unless and until all of the Members have reviewed and approved final contracts for engineering services for the Improvements, final contracts for the services to be provided to the Company by the Design Architect, the Project Architect and the Construction Manager, and contracts with subcontractors accounting for not less than ninety percent (90%) of the labor and materials necessary to construct the Improvements. The proposed development budget approved by all of the Members shall be referred to herein as the "Development Budget". Upon such approval of the Development Budget by the Members, the Manager shall have the right, without further consent or approval by the Members, to incur or pay the expenses set forth in such approved Development Budget. After approval of the Development Budget by all of the Members, subject to the provisions of
Section 5.2(g) below, the Manager may at any time reallocate a portion of any line-item therein to any other such line-item; provided, however, that, without the written consent of all of the Members, (i) no such reallocation may result in any increase in the Total Budgeted Development Expenses and (ii) no such reallocation may result in the amount set forth in any particular line item (including the "contingency") being increased or decreased by more than five percent (5%).

               (g) Changes to Plans. All proposed changes in or additions to the Plans shall be submitted by the Manager to the Members for their approval. No proposed changes to the Plans shall be adopted, accepted or implemented without the prior approval of all of the Members. The Members shall use their best efforts and due diligence to cooperatively and collaboratively review, refine and ultimately approve in writing such proposed changes to the Plans.

               (h) Retention of Agents. Upon obtaining prior approval of all of the Members, the Manager may retain, on behalf of the Company, such Persons as all of the Members shall deem advisable in connection with the construction of the Improvements and the landscaping of the Property, including, without limitation, attorneys, engineers and contractors, on such terms and for such compensation as all of the Members shall determine; provided, however, that the Manager shall not employ any affiliate of any Member except as described in
Section 5.10.

        5.3 THE LEASE. The Manager shall, on behalf of the Company, enter into the Lease of the Building with M/I. The Manager will not, without the prior consent of Limited: (i) modify, amend, renew or grant any consent or waiver under the Lease, (ii) grant rent concessions or discount rents (except as specifically provided for in the Lease), (iii) accept a surrender of the Lease,
(iv) exercise any right or option granted to the landlord thereunder to cancel all or any part of the term of the Lease or fail to take any reasonable action that may terminate any option of the tenant thereunder to cancel the Lease or
(v) approve any assignment of the Lease or any subletting of all or any portion of the premises demised under the Lease. The Manager shall: (a) on behalf of the Company, perform, observe and discharge the obligations of the landlord under the Lease and enforce or secure the performance, observance and discharge of the obligations of the tenant to be performed, observed or discharged under the Lease, (b) give prompt notice to Limited of each breach or alleged breach by the landlord or the tenant under the Lease, together with a true and complete copy of each notice of default or demand and each summons or other legal process and each pleading prepared by or on behalf of the landlord and each pleading received from the tenant with respect to any such breach and (c) on behalf of the Company, appear in and defend any action or proceeding arising out of or in connection with the Lease or the rents and other amounts payable thereunder.

        5.4    OPERATING AND CAPITAL IMPROVEMENT BUDGETS.

               (a) Preparation and Submission of Proposed Operating and Capital Budgets. Not later than sixty (60) days prior to the commencement of each fiscal year of the Company, commencing November 1, 1996, the Manager shall prepare or cause to be prepared and submit to the Members a proposed operating budget and a proposed capital improvement budget with respect to the Property for such fiscal year. The proposed operating budget shall set forth the projected income and receipts from the Property for such fiscal year and the operating expenses to be incurred during such year, such operating expenses to be set forth in reasonable detail with each category of expense listed on a separate line. The proposed capital improvement budget shall set forth in reasonable detail a description of all capital improvements, repairs, replacements and alterations (i.e., improvements, repairs, replacements or additions, the cost of which may not be deducted as an expense but must be capitalized and amortized over the life of such improvements, repairs, replacements or alterations, but not including therein any tenant improvement work) that the Manager proposes to make in and to the Property during such fiscal year and the estimated cost of each.

               (b) Approval of Operating Budgets by Members. Within twenty (20) days after such submission of the proposed operating budget to the Members, each Member shall send to the Manager a notice containing the approval of such proposed operating budget or the disapproval of such proposed operating budget and the specific detailed reasons for such disapproval. If within such twenty
(20) day period a Member does not send to the Manager any such notice approving the proposed operating budget or disapproving the proposed operating budget and setting forth the specific detailed reasons for such disapproval, then such Member shall be deemed to have approved the proposed operating budget. If within such twenty (20) day period a Member sends the Manager a notice disapproving the proposed operating budget and setting forth the specific detailed reasons therefor, the Manager shall use its reasonable efforts to revise the proposed operating budget in order to address the reasons specified by such Member for its disapproval of the proposed operating budget and shall then submit the revised proposed operating budget to each Member for its approval. The Manager and the Members shall repeat the process described in this Section 5.4(b) until such proposed operating budget is approved or deemed approved by all of the Members. The Manager shall be deemed to have approved any proposed operating budget (or, as the case may be, any revised proposed operating budget) submitted to the Member pursuant to this Section 5.4(b).

               (c) Right of Manager to Pay Operating Expenses; Uncontrollable Expenses. Upon such approval of an operating budget by all of the Members, the Manager shall have the right, without further consent or approval by the Members, to incur and pay the operating expenses set forth in such approved budget, provided that in the case of any operating expense that is not an Uncontrollable Expense, the Manager shall not have the right to incur or pay the same if it exceeds by more than five percent (5%) the amount set forth on the appropriate line for the category of expense involved in the approved operating budget or if an expenditure will cause the aggregate amount of operating expenses that are not Uncontrollable Expenses to exceed by more than five percent (5%) the aggregate amount of such operating expenses provided for in the approved operating budget. As used in this Section 5.4, the term "Uncontrollable Expenses" shall mean an item of expense, the amount of which is not within the power of the Manager to control and shall include, by way of illustration and without limitation, real estate taxes, utility charges, and debt service under loans permitted hereunder or otherwise approved by all of the Members. If at any time the Manager desires to incur an operating expense that is not provided for in the approved operating budget, the Manager shall not incur such expense without the prior approval of all of the Members. If at any time it becomes evident to the Manager that the cost of any operating expense that is not an Uncontrollable Expense will exceed by more than five percent (5%) the amount set forth in respect thereof in the approved operating budget, or the amount of all such expenses will exceed by more than five percent (5%) the aggregate amount budgeted therefor in such operating budget, the Manager shall not incur the operating expense in question or, as applicable, any of such operating expenses without the approval of all of the Members. Notwithstanding the foregoing, however, if in the reasonable good-faith judgment of the Manager any operating expense not provided for in the approved operating budget, the cost of which in any single instance does not exceed $10,000, must at any time be undertaken immediately in order to protect the Property or any portion thereof or to avoid accident or injury to Persons or their property, the Manager shall be free to incur such operating expense without regard to the approved operating budget and without first securing the approval of the Members, but the Manager shall notify the Members promptly (and in no event later than one (1) full day after the Manager first becomes aware of the condition requiring the measures in question and of the need for such measures) of any condition requiring any of the aforesaid measures.

               (d) Approval of Capital Budgets by Members. Within twenty (20) days after such submission of the proposed capital improvement budget to each Member, each Member shall send to the Manager a notice containing the approval of such capital improvement budget or the disapproval of such proposed capital improvement budget and the specific detailed reasons for such disapproval. If, within such twenty (20) day period a Member does not send to the Manager a notice approving the proposed capital improvement budget or disapproving the proposed capital improvement budget and setting forth the specific detailed reasons for such disapproval, then such Member shall be deemed to have approved the proposed capital budget. If within such twenty (20) day period a Member sends the Manager a notice disapproving the proposed capital improvement budget and setting forth the specific detailed reasons therefor, the Manager shall use its reasonable efforts to revise the proposed capital improvement budget in order to address the reasons specified by such Member for its disapproval of the proposed capital improvement budget and shall then submit the revised proposed capital improvement budget to each Member for its approval. The Manager and the Members shall repeat the process described in this Section 5.4(d) until such proposed capital budget is approved or deemed approved by all of the Members. The Manager shall be deemed to have approved any proposed capital improvement budget (or, as the case may be, any revised proposed capital improvement budget) submitted to the Members pursuant to this Section 5.4(d).

               (e) Right of Manager to Pay Capital Expenses. Upon such approval of a capital improvement budget by all of the Members, the Manager shall have the right, without further consent or approval by the Members, to make the capital improvements, repairs, replacements and alterations set forth in such budget and to pay the cost thereof, and pay the capital improvement expenses set forth in such approved budget, provided that the cost of any such capital improvement, repair, replacement or alteration does not exceed by more than five percent (5%) the amount thereof set forth for such item in the approved capital improvement budget, and provided, further that the cost of all such capital improvements, repairs, replacements and alterations does not exceed by more than five percent (5%) the aggregate amount set forth in such capital improvement budget. If at any time the Manager desires to make a capital improvement, repair, replacement or alteration that is not provided for in the approved capital budget, the Manager shall not proceed with such improvement, repair, replacement or alteration without the prior approval of all of the Members. If at any time it becomes evident to the Manager that the cost of any capital improvement, repair, replacement or alteration provided for in the approved capital improvement budget will exceed by more than five percent (5%) the amount budgeted therefor in the approved capital improvement budget, or that the aggregate amount of the cost of all capital improvements, repairs, replacements and alterations provided for in such budget will exceed by more than five percent (5%) the aggregate amount budgeted therefor in the approved capital improvement budget, the Manager shall not proceed further with the making of such improvement, repair, replacement or alteration or, as applicable, with any of such capital improvements, repairs, replacements or alterations without the approval of all of the Members. Notwithstanding the foregoing, however, if in the reasonable good-faith judgment of the Manager any capital improvement, repair, replacement or alteration, the cost of which in any single instance does not exceed $10,000, must at any time be undertaken immediately in order to protect the Property or any portion thereof or to avoid accident or injury to Persons or their property, the Manager shall be free to make such capital improvement, repair, replacement or alteration without regard to the approved capital improvement budget and without first securing the approval of the Members, but the Manager shall notify each Member promptly (and in no event later than one (l) full day after the Manager first becomes aware of the condition requiring the measures in question and of the need for such measures) of any condition requiring any of the aforesaid measures.

               (f) Failure to Agree on Operating Budget. In the event that the Members are unable to agree on any operating budget for any fiscal year, or on any item therein, (i) any items in such operating budget which have been so approved shall become operative immediately and (ii) with respect to any other item of such operating budget, the Manager shall be entitled to expend in respect of such item, until such time as the dispute in question shall be otherwise resolved, an amount (on an annual basis) equal to the amount for the corresponding item in the operating budget for the then-current year.

        5.5 CONSTRUCTION LOAN AND PERMANENT LOAN. Subject to the provisions of Section 5.8 hereof:

               (a) The Manager shall use its best efforts to obtain a commitment for and to close a Construction Loan. The Construction Loan shall be in such amount and on such other terms and conditions as shall be approved by all of the Members. The Members shall collaborate in good faith and in a timely manner to approve such amount, terms and conditions.

               (b) The Manager shall use its best efforts to obtain a commitment for and to close a Permanent Loan. The Permanent Loan shall be in such amount and on such other terms and conditions as shall be approved by all of the Members. The Members shall collaborate in good faith and in a timely manner to approve such amount, terms and conditions.

               (c) The Manager, on behalf of the Company, shall execute the Mortgages in respect of the Construction Loan and the Permanent Loan, when and as required by the commitments for same. With respect to each of the Construction Loan and the Permanent Loan and any other loan entered into by the Company in accordance with the provisions hereof, following the closing of each such loan, the Manager: (i) shall not, without the prior consent of all of the Members, modify or amend any provision of the Mortgage in respect of such loan,
(ii) on behalf of the Company, shall perform, observe and discharge the obligations of the Company under the Mortgage in respect of such a loan, (iii) shall give to the Members prompt notice of each breach or alleged breach by the Company or the lender under the Mortgage in respect of such loan, together with a true and complete copy of each notice of default or demand and each summons or other legal process and each pleading prepared by or on behalf of the Company and each notice of default or demand and each summons or other legal process and each pleading received from such lender and (iv) on behalf of the Company, shall appear in and defend any action or proceeding arising out of or in connection with the Mortgage in respect of such loan.

        5.6 SPECIFIC RIGHTS AND POWERS OF MANAGER. In addition to the rights and powers of the Manager provided for in Sections 5.1, 5.2, 5.3, 5.4 and 5.5, and subject to the limitations provided in such Sections, and the approval rights of the Members set forth in Section 5.8 hereof and except as otherwise specifically limited in this Agreement or under applicable law, the Manager shall have all specific rights and powers required for the management of the business of the Company including, without limitation, the right to do the following:

               (a) Operate, maintain, repair and improve the Property;

               (b) Incur all reasonable expenditures and pay all obligations of the Company;

               (c) Execute any and all documents or instruments of any kind which the Manager deems necessary or appropriate to achieve the purposes of the Company, including, without limitation, contracts, agreements, leases, subleases, easements, deeds, notes, Mortgages and other documents or instruments of any kind or character or amendments of any such documents or instruments;

               (d) Purchase or lease equipment for Company purposes;

               (e) Borrow money from individuals, banks and other lending institutions for any Company purpose, and mortgage or pledge all or any portion of the Property; to secure or provide for the repayment of such loans; obtain replacements of any Mortgage or Mortgages in whole or in part, refinance, recast, modify, extend or consolidate any Mortgage affecting all or any portion of Property;

               (f) Procure and maintain, at the expense of the Company and with responsible companies, such insurance as may be available in such amounts and covering such risks as are appropriate in the reasonable judgment of the Manager;

               (g) Employ and dismiss from employment any and all Company employees, agents, independent contractors, attorneys and accountants; and

               (h) Supervise the preparation and filing of all Company tax returns.

        5.7 AGREEMENTS; LAWS AND PERMITS. Without limiting the provisions of
Section 5.3 or Section 5.5 hereof and subject to the availability of required funds to the Company, the Manager shall cause the Company to comply with all agreements entered into by the Company or by which the Company is bound and all Laws and Permits applicable to the Company.

        5.8 APPROVAL OF MEMBERS. Notwithstanding any contrary provision of this
Article V, but subject to Section 6.4(b), the Manager shall not take any of the following actions without first obtaining the consent of all of the Members in accordance with the provisions of Section 6.4(a):

               (a) sell, exchange, transfer, convey, assign, lease or otherwise dispose of, or encumber the Property or any portion thereof (other than pursuant to the Lease entered into in compliance with the provisions hereof);

               (b) enter into any management, leasing or brokerage agreement for the Property or any portion thereof, modify, amend or revise in any material respect to extend, renew, cancel or terminate any such management, leasing or brokerage agreement or change or suffer or permit to be changed the agent under any such management, leasing or brokerage agreement;

               (c) acquire any real property other than the Property, including, without limitation, leases of real property, or any personal property other than the personal or other personal property necessary or desirable for the operation and maintenance of the Property;

               (d) agree to a settlement of any proceeding brought for the taking of all or any portion of the Property in condemnation or by eminent domain or to a sale of all or any portion of the Property in lieu of such taking in condemnation or by eminent domain;

               (e) borrow any money (including, without limitation, the Construction Loan and the Permanent Loan) (excluding any Member Loan made by virtue of the provisions of Section 3.6(b)(iv));

               (f) place any Mortgage or deed of trust on the Property or any portion thereof, or prepay, extend, refinance, modify or amend any Mortgage covering the Property or any portion thereof;

               (g) demolish the whole or any part of any Improvement or Tenant Improvement; construct any addition to any Improvement or Tenant Improvement or any new Improvements or Tenant Improvements; undertake any repair, restoration, alteration, betterment, or rebuilding of any Improvement or Tenant Improvement (including, without limitation after any casualty) other than in accordance with
Section 5.4 (regarding capital improvement budgets); reduce the amount of rentable area in the Property; reduce the parking area or the number of parking spaces or the landscaping on the Property; or alter the architectural appearance of any of the Improvements or the Tenant Improvements;

               (h) change the nature of the business of the Company or enter into any business other than or in addition to that contemplated by this Agreement;

               (i) take advantage on behalf of the Company of any federal or state bankruptcy or insolvency law or similar law for the relief of debtors;

               (j) make any loan from the Company to a Member or any Affiliate of a Member;

               (k) cause the formation of any corporation, partnership, limited liability company or other subsidiary entity owned or controlled by the Company;

               (l) make investments, other than the temporary investment of working capital as provided for in Section 10.5 in the ordinary course of business;

               (m) initiate in the name or on the account of the Company any lawsuit or other judicial proceeding other than in connection with proceedings concerning the Lease or the tenant thereunder;

               (n) establish any reserves from Net Cash Receipts or Capital Proceeds (it being understood that any reserve provided for in an approved budget shall be deemed for this purpose to have been approved by the Members);

               (o) commit or suffer any acts which would make it impossible to carry out the operation of the business of the Company, change or reorganize the Company into any other legal form or dissolve or voluntarily terminate the Company;

               (p) admit to the Company a new additional or Substitute Member except as otherwise specifically provided for in this Agreement;

               (q) amend this Agreement or the Certificate of Formation (except as provided in Section 11.1); or

               (r) engage, transact or do business in any jurisdiction other than the State of Ohio.

         5.9 COMPENSATION OF THE MANAGER. The Manager shall not receive any compensation for its services as Manager hereunder. Notwithstanding the preceding sentence, however, the Company shall pay to the Manager, on an annual basis, the amount of out-of-pocket costs and expenses incurred in the performance of its duties hereunder, as set forth in the operating budgets in effect from time to time under Section 5.4.

        5.10   OTHER ACTIVITIES OF MEMBERS.

               (a) The Manager shall devote to the Company such of its time and render such services as may be required for the efficient conduct of the business of the Company, to carry out the purpose of this Agreement, and to maintain the Property as a first-class office building and to attempt to maximize the profits resulting from the ownership thereof.

               (b) Any Member, any Affiliates and any officer, director, shareholder, member, manager, employee or agent of any Member or any Affiliates may lend money to and transact other business with the Company and may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, those competitive with the business of the Company. Neither the Company nor the other Members shall have any rights in and to such independent ventures or the income or profits derived therefrom nor shall any Member assert any claim with respect thereto on the opportunities therefrom.

               (c) The Members or their Affiliates may serve as asset manager and/or mortgage broker for the Company and/or as management agent of the Property. No compensation or fees shall be paid to the Members or their Affiliates except as described in this Agreement. The Members or their Affiliates may receive compensation for any goods or services rendered to the Company provided the amount of such compensation is not more than the amount the Company would be required to pay to unrelated Persons for comparable goods or services. Any payment to be made to a Member or one of its Affiliates for such goods or services shall be disclosed to the Members and approved by all of the Members in advance of the service being rendered or the goods being provided. Upon such disclosure and approval, no Member shall be entitled to any share of such payment, except to the extent made or received in violation of this Agreement.

         5.11 INDEMNIFICATION. The Company shall, to the fullest extent permitted under the Act and other applicable law, indemnify any Person who is a party, or is threatened to be made a party, to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such Person is or was a Manager, Member, officer, employee or agent of the Company or is or was serving at the request of the Company as a member, manager, director, trustee, partner, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against costs, claims, damages, losses, judgments, fines and expenses (including without limitation, reasonable attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by such Person in connection with such action, suit or proceeding if such Person's act or omission giving rise to any claim for indemnification under this Section 5.11 was not occasioned by such Person's fraud, willful misconduct, gross negligence or intent to cause injury to the Company or by such Person's reckless disregard for the best interests of the Company, and in respect of any criminal action or proceeding, such Person had no reasonable basis to believe such Person's conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify a Member in respect of a dispute among the Members, or any of them, arising out of this Agreement.

         5.12 TAX MATTERS MEMBER. The "Tax Matters Member" (referred to as the "tax matters partner" in Section 6231(a)(7) of the Code), shall be designated in writing from time to time by the Manager and, initially, shall be Georgetown. The Tax Matters Member shall represent the Company and the Members, at Company expense, in any administrative or judicial proceeding with the Internal Revenue Service, at the direction of all of the Members. Any other Member may, at its own expense, participate in such proceeding to the extent permitted by the Code. If an administrative proceeding results in the issuance of a "final partnership administrative adjustment" ("FPAA"), as that term is used in Sections 6223 et seq. of the Code, the Tax Matters Member, at the direction of all of the Members, shall determine whether the Company shall seek judicial review of such FPAA. If the Tax Matters Member determines that the Company shall not seek judicial review, it shall promptly notify all the other Members of this determination and each Member shall be entitled, at its own expense, to pursue whatever rights it may have under the Code. Any amounts paid by the Tax Matters Member on behalf of the Company in connection with any administrative or judicial proceeding shall be considered a loan to the Company, and not a contribution to capital. The Tax Matters Member shall not be liable to the Company or the other Members for any action it takes or fails to take in connection with any such judicial or administrative proceeding, including, without limitation, the agreement to or failure to agree to a settlement or the extension of, or failure to extend the relevant statutes of limitations, unless such action or failure constitutes willful misconduct, fraud, gross negligence or breach of a fiduciary duty to the Company or any of the other Members. The Members shall use their best efforts and due diligence to cooperatively and collaboratively advise and direct the Tax Matters Member in the performance of its obligations under this Section 5.12.

         5.13 PROPERTY MANAGEMENT AGENT. The Members, acting unanimously, shall have the right, from time to time, to select a property management agent to manage the Property. The terms of any property management agreement shall be determined by the unanimous consent of the Members.

         5.14 CERTAIN PROVISIONS OF THE ACT SUPERSEDED. The provisions of this Agreement regarding the management of the Company are intended to and shall, to the fullest extent permitted by law, supersede the provisions of the Act regarding the management of a limited liability company.

                                   ARTICLE VI

                   RIGHTS, DUTIES AND OBLIGATIONS OF MEMBERS

         6.1 RIGHTS OF MEMBERS OTHER THAN THE MANAGER TO PARTICIPATE IN THE MANAGEMENT OR CONTROL OF THE BUSINESS. Except as specifically set forth in this Agreement, the Members shall have the right and power to participate in the management and control of the Company, its business and its affairs. However, the Members other than the Manager shall have no right or power to control or supervise, and no duty or responsibility for, the filing of any tax return or the making of any tax payment for or on behalf of the Company or any of its officers or employees; and shall have no duty or obligation to be responsible for the execution of the Company's fiscal responsibilities.

         6.2 LIMITED LIABILITY OF MEMBERS. Subject to the provisions of the Act, the liability of a Member for the debts and obligations of the Company shall be limited to the amount of its Capital Contribution, and no Member shall be obligated to contribute money to the Company or to otherwise answer for an obligation of the Company beyond its obligation to pay its Capital Contribution, except to the extent required by law.

         6.3 MEETINGS. Members holding one third (1/3rd) or more of the Percentage Interests may by written notice to the Manager call a meeting of all the Members. Upon receipt of a written request for such a meeting, the Manager shall promptly, and in any event not later than five (5) days after receipt of such request, fix a place and time for such meeting, and shall notify each Member thereof in writing. Such notice shall state the purpose for which the meeting is to be held. Such meeting shall be held at a place convenient to the Members in Franklin County, Ohio. Such meeting shall be held not less than ten
(10) nor more than twenty (20) days after receipt of a request for a meeting.

         6.4 CONSENT OF THE MEMBERS.

               (a) General. Subject to Section 6.4(b), the unanimous written consent of the Members shall be required with respect to the matters referred to in Section 5.8. Such consent may be withheld by any Member, in its sole and absolute discretion, for any reason or for no reason at all. In the event that the Manager proposes to undertake on behalf of the Company any of such matters, the Manager shall give notice to the Members of such proposal, setting forth the material terms and conditions of such proposal and requesting a consent of each Member thereto. Within fifteen (15) days following receipt of such notice, each Member shall deliver a written response to the Manager either consenting to such proposal or refusing to consent to such proposal. A Member shall be deemed to have given its consent if (a) such consent is given in a vote (either in person or by proxy) at a meeting of the Members called and held in accordance with the provisions of Section 6.3,
(b) such consent is delivered in writing to the Manager or (c) the Manager has not received written notice from such Member expressly withholding such consent within fifteen (15) days after a notice is sent to such Member seeking its consent.

               (b) Override During Tenant Default Period. Notwithstanding anything to the contrary set forth in this Agreement, during a Tenant Default Period, as defined below, all rights of M/I to consent to or approve of any action except those identified in the next sentence shall be suspended, and the provisions providing for such suspended consent or approval rights shall be deemed to apply only to the Members other than M/I or the successor to M/I's Percentage Interest. The following rights of M/I shall not be suspended during a Tenant Default Period: (i) the right to consent to the admission of Substitute Members pursuant to Section 7.5(b), (ii) the right to consent to the continuation of the Company's business and reformation of the Company following the Retirement of a Member pursuant to Section 7.8 and (iii) the right to receive notice of any action requiring the consent or approval of all Members hereunder. A "Tenant Default Period" shall mean any period or periods of time commencing upon the occurrence of a Lease Default, as defined in the following sentence, and ending upon the cure of such Lease Default. As used in the foregoing sentence only, a "Lease Default" shall mean either: (A) M/I's failure pursuant to the Lease to pay rent and/or real estate taxes and assessments on the Property as the same become due and payable (after the expiration of all notice and cure periods as provided in the Lease) (a "Monetary Default"); or (B) as to any default other than a Monetary Default (a "Nonmonetary Default"), agreement between the Company and M/I that a Nonmonetary Default has occurred or, absent such agreement, then a final, unappealable determination by a court of competent jurisdiction that a Nonmonetary Default has occurred; provided, however, that notwithstanding the foregoing provisions to the contrary, M/I shall have no right, from and after the occurrence of an alleged Nonmonetary Default, to consent or approve any action whereby the Company, in its reasonable discretion, expends funds or takes actions to preserve, repair or maintain the Company's assets or their value (including, without limitation, payments for taxes, assessments, insurance and utilities), to avoid the imposition of liens, to preserve tax abatement status for the Property, to comply with lender requirements, to comply with laws or to cure a default under the Lease by the Company.

                                  ARTICLE VII

TRANSFERS OF INTERESTS OR RETIREMENT; FIRST OFFER PROVISIONS; PURCHASE RIGHTS UPON DEFAULT; CONTINUATION AFTER RETIREMENT OF MEMBERS

         7.1 LIMITATIONS ON TRANSFERS AND RETIREMENT; CERTAIN PERMITTED
TRANSFERS.

               (a) General Prohibition. Except as otherwise provided in this
Section 7.1 or in Section 7.2, a Member may not sell, pledge, assign or otherwise transfer all or any portion of its Percentage Interest, without obtaining the unanimous written consent of the other Members, which consent may be withheld at their discretion for any reason or for no reason at all. Any attempt to do so in contravention of this Agreement shall be void. Other than in connection with a transfer or assignment and the admission of a Substitute Member in its place in accordance with this Article VII, a Member may not voluntarily Retire as a Member of the Company without the unanimous written consent of the other Members. Neither the death nor the dissolution of the Member, nor the commencement of proceedings for the Bankruptcy, insolvency or receivership of the Member, whether voluntary or involuntary, shall be deemed a "voluntary" Retirement by such Member for purposes of this Section 7.1(a), and the Company shall have no rights or claims for damages against such Member on account thereof.

               (b) Certain Permitted Transfers.

                       (i) To Certain Commonly Controlled Persons. Each Member may assign or otherwise transfer all, but not less than all, of its Percentage Interest to a Person directly or indirectly controlling, controlled by or under common control with such Member without having to comply with Sections 7.1(a) or 7.2, provided that (A) the provisions of Section 7.4 are complied with in respect of such assignment or transfer, (B) the admission of a Substitute Member remains subject to the provisions of Section 7.5 and (C), in the case of assignments or transfers by Georgetown and its successors only, either or both of Marshall Rose or Edgar A. Lampert shall be a meaningful principal of or participant in the assignee or transferee. For purposes of this Section 7.1(b)(i) only, "control" of a Person by a Person shall mean the ownership by the controlling Person of at least fifty percent (50%) of the legal and beneficial interests of the Person controlled. The assigning or transferring Member shall provide the other Members with at least thirty (30) days written notice of any such proposed assignment or transfer.

                       (ii) By Limited. On and after the Completion Date, Limited may assign or otherwise transfer all, but not less than all, of its Percentage Interest to a Person to whom Limited and/or its Affiliates are concurrently transferring all or substantially all of the property identified on Schedule D attached hereto, without having to comply with Sections 7.1(a) or 7.2, provided that (A) the provisions of Section 7.4 are complied with in respect of such assignment or transfer, (B) the admission of a Substitute Member remains subject to the provisions of Section 7.5, (C) the assignment or transfer is made for fair market value, and (D) M/I and Georgetown each are provided the opportunity to concurrently assign or transfer their respective Percentage Interests on the same terms and conditions to the assignee or transferee or, at the election of Limited, to Limited or its designee.

                       (iii) Between the Members. On and after the Completion Date, each Member may assign or otherwise transfer all, but not less than all, of its Percentage Interest to any other Member without having to comply with Sections 7.1(a), 7.2 and 7.5, provided that the provisions of Section 7.4 are complied with in respect of such assignment or transfer.

7.2     RIGHT OF FIRST OFFER.

               (a) General. During the period of time commencing on the date which is the first day of the twenty-seventh month after the Completion Date, and ending upon the termination of the Company (the "First Offer Period"), each Member shall have the option to initiate the procedures provided for in this
Section 7.2 (the "First Offer Procedures"). The First Offer Procedures shall be initiated upon the giving by a Member to all of the other Members of an Initiating Notice during the First Offer Period. As used in this Section 7.2, the term "Initiating Notice" shall mean a notice to the effect that the Member giving such notice (the "Electing Member" as to such notice) desires to initiate the First Offer Procedures and containing (i) a statement to the effect that the Electing Member offers to sell such Member's Percentage Interests and such Member's interest in any Member Loans made by such Member (such Member's "First Offer Interest"), (ii) a statement of the value (as determined by the Electing Member), in United States Dollars, of the assets of the Company upon which the Electing Member agrees to permit to be based the calculation of the purchase price of First Offer Interests to be purchased and sold in accordance with the First Offer Procedures (the "Stated Valuation Price"), and (iii) the additional terms of sale upon which the Electing Member offers to sell its First Offer Interest.

               (b) Options of Other Members. Upon the giving of an Initiating Notice, the Members to whom such Initiating Notice was given (the "Other Members") thereupon shall have an irrevocable option to purchase the interests offered to be sold in the corresponding Initiating Notice, each on the terms and subject to the conditions set forth in this Section 7.2 (the "Purchase Option"). Each Other Member may exercise the Purchase Option by giving to the Electing Member, within thirty (30) days of the giving by the Electing Member of the corresponding Initiating Notice, a notice to the effect that such Other Member desires to exercise the Purchase Option (an "Option Election Notice"). If more than one of the Other Members gives an Option Election Notice, then each such Other Member shall be deemed to have elected to purchase the portion of the First Offer Interest that bears the same proportion to the entire First Offer Interest as the Percentage Interest of such Offeree Member bears to the aggregate of the Percentage Interests of all the Offeree Members making such election.

               (c) Calculation of First Offer Price. The purchase price to be paid for a First Offer Interest (the "First Offer Price" in respect of such First Offer Interest) shall be calculated in accordance with this Section 7.2(c). The First Offer Price in respect of a Member's First Offer Interest shall be that amount which would be distributed to such Member pursuant to
Section 4.6 assuming hypothetically that the assets of the Company were sold for the Stated Valuation Price and the proceeds of such sale were applied and distributed in accordance with said Section 4.6. Upon the giving of an Initiating Notice, the Manager promptly shall engage, on behalf of and at the expense of the Company, the Company's then-serving Accountants to determine the First Offer Price of the Electing Member's First Offer Interest in accordance with this Section 7.2, and to give notice of such determination to each Member. Such determination shall take into account any then-pending but uneffected conversions of Member Loans into Cash Needs Contributions, in accordance with the provisions of Sections 3.6(b)(v), as if such conversions had been effected. Such determination shall identify any Member Loan as to which no election to so convert such Member Loan to a Cash Needs Contribution has then been made, and shall assume that none of such Member Loans will be so converted. If for any reason notice of such determination is not given to the Members within twenty-one (21) days of the giving of the Initiating Notice, the Electing Member shall have the option to engage, on behalf of and at the expense of the Company, any nationally-recognized firm of independent public accountants for such purpose. If the Electing Member so engages a nationally-recognized firm of independent public accountants for such purpose, the Electing Member shall give to the other Members notice to that effect. At the corresponding First Offer Closing (as defined in Section 7.2(d)), the First Offer Price shall be adjusted to take into account any conversions of Member Loans to Cash Needs Contributions effected subsequent to, and not taken to account in, the determinations referred to in this Section 7.2(c). The failure of the First Offer Price to be so determined shall not affect the obligations of the Members set forth in this Section 7.2.

               (d) Closing of First Offer Purchase and Sale. The closing of the purchase and sale of a First Offer Interest upon the exercise of a Purchase Option (a "First Offer Closing") shall be consummated in accordance with the provisions of this Section 7.2(d). A First Offer Closing shall be consummated at the business office of the Company at 10:00 a.m., Columbus, Ohio local time, on the First Offer Closing Date. As used in this Agreement, the term "First Offer Closing Date" in reference to a First Offer Closing shall mean the date designated as such in a notice given by the Member (or jointly by the Members, if more than one) required to purchase a First Offer Interest at such First Offer Closing (each, a "Purchasing Member") to the Member required to sell the First Offer Interest at such First Offer Closing (the "Selling Member"); provided that such date shall be a date which is no sooner than thirty (30) days and no later than ninety (90) days after the date on which the corresponding Option Election Notice is given. In the event that no such notice is given, the First Offer Closing Date shall be the date which is the ninetieth (90th) day after the date on which the corresponding Option Election Notice is given. At the First Offer Closing, (i) each Purchasing Member shall pay to the Selling Member its share of the First Offer Price in respect of the First Offer Interest to be purchased and sold, calculated in accordance with Section 7.2(c) of this Agreement, in United States Dollars and in the form of a good bank-certified or cashier's check drawn on an institution reasonably satisfactory to the Selling Member or, at the direction of the Selling Member, by wire transfer to an account designated by the Selling Member, and (ii) the Selling Member shall effectively transfer to the order of each Purchasing Member its share of the Selling Member's First Offer Interest in accordance with the First Offer Procedures, free and clear of all liens or encumbrances of any kind. At, and subsequent to, the First Offer Closing, each Member and the Company shall execute, deliver and acknowledge any and all documents, agreements, and statements and certificates concerning factual matters, and shall take or refrain from taking actions, as shall be reasonable, necessary or appropriate in connection with the consummation of the First Offer Closing in accordance with the provisions of this Section 7.2.

               (e) Right to Transfer. In the event that the Electing Member does not receive within the time limits set forth in Section 7.2(b) above any Option Election Notice from any of the Other Members, then the Electing Member shall thereupon be free to sell and assign the First Offer Interest to any Person at a price not less than the First Offer Price and on terms not less favorable to the Electing Member than the terms described in the Option Election Notice for a period of one hundred eighty (180) days following the earlier of
(i) the expiration of the thirty (30) day period during which the Other Members may deliver an Option Election Notice and (ii) the receipt by the Electing Member of any notice or notices from all of the Other Members rejecting such offer contained in the Initiating Notice, provided that (A) the provisions of
Section 7.4 are complied with in respect of such assignment and (B) the admission of a Substitute Member remains subject to the provisions of Section
7.5. Each Member and the Company shall execute, deliver and acknowledge any and all documents, agreements, and statements and certificates concerning factual matters, and shall take or refrain from taking actions, as shall be commercially reasonable, necessary or appropriate in connection with the consummation of the sale or assignment by the Electing Member of the First Offer Interest in accordance with the provisions of this Section 7.2. If such sale and assignment is not consummated within such one hundred eighty (180) day period, the Electing Member shall not have the right to sell or assign the First Offer Interest without once again complying with the provisions of this Section 7.2.

               (f) Additional Provisions Governing First Offer Procedures. The provisions of this Section 7.2(f) shall govern the First Offer Procedures notwithstanding any contrary provision or effect of this Agreement.

                       (i) Effect of Conflict With Loan Agreement. The Company shall provide to each Member a copy of each agreement entered into by the Company in accordance with the provisions of this Agreement providing for a loan to the Company by a lender other than a Member. If the implementation of the First Offer Procedures would conflict with or cause a default under any such agreement, a Member desiring to implement the First Offer Procedures shall have obtained the consent or waiver of the lender under each such agreement to the implementation of the First Offer Procedures prior to giving an Initiating Notice.

                       (ii) Effect of Default by Lessee Under Lease. M/I shall not give an Initiating Notice during a Tenant Default Period, and any such notice given by M/I during a Tenant Default Period and purporting to be an Initiating Notice shall be void and of no effect whatsoever.

                       (iii) Effect of Pending Cash Needs Contributions. The First Offer Procedures shall be subject to the provisions of Section 3.6(b)(v). Accordingly, in the event that the Selling Member has elected to convert a Member Loan to a Cash Needs Contribution in accordance with Section 3.6(b)(v) and such conversion remains uneffected during the period following the giving of an Initiating Notice, the implementation of the First Offer Procedures shall take into account the effect of Section 3.6(v)(5) as applied to such conversion. In the event that any such conversion remains uneffected at the time of a First Offer Closing scheduled in accordance with this Section 7.2, such First Offer Closing shall be deferred until the business day following the date on which such conversion has been effected.

                       (iv) Effect of Pending Default Purchase Right. No Member shall give an Initiating Notice during any period in which Limited or Georgetown are entitled to exercise the Default Purchase Right pursuant to Section 7.3, any such notice given by a Member during such period and purporting to be an Initiating Notice shall be void and of no effect whatsoever, and the First Offer Procedures shall be suspended during such period.

                       (v) Waiver, Modification and Amendment Permitted. Any of the provisions of this Section 7.2 may be waived, modified or amended by a written instrument executed by all of the Members.

7.3     PURCHASE RIGHTS UPON DEFAULT.

               (a) Purchase Rights Upon Event of Default Under Lease. Upon the occurrence of an Event of Default, as that term is defined in the Lease, which is undisputed between the tenant under the Lease and the Company or which has been determined to have occurred pursuant to a final, unappealable decision by a court of competent jurisdiction, each of Limited and Georgetown shall have the right (but not the obligation), at any time thereafter, to purchase and to receive an assignment of the entire Percentage Interest of M/I for an aggregate purchase price equal to the Appraised Value, as defined in Section 7.3(b), of the Company, multiplied by the Percentage Interest of M/I (a "Default Purchase Right"). If either Limited or Georgetown desires to elect to exercise its Default Purchase Right, such electing Member shall notify the other Member in writing of its decision, and such other Member shall within twenty (20) days thereafter notify the electing Member of its decision whether or not to exercise its Default Purchase Right. If both Limited and Georgetown elect to exercise their respective Default Purchase Rights, each of Limited and Georgetown shall be entitled to purchase the portion of the Percentage Interest of M/I that bears the same proportion to the entire Percentage Interest of M/I as the Percentage Interest of such Member bears to the aggregate of the Percentage Interests of Limited and Georgetown, for a purchase price equal to a proportionate amount of the Appraised Value of the Company, multiplied by the Percentage Interest of M/I. Each electing Member shall give to M/I a notice that such Member has elected to purchase the Percentage Interest of M/I.

               (b) Determination of Appraised Value. The "Appraised Value" of the Company shall be the value which M/I and the electing Member(s), collectively, shall assign to the Company. If the Members do not agree on such a value within twenty (20) days after the date of the giving of the notice (or the later of the notices, if more than one is given) referred to in the final sentence of Section 7.3(a) (the "Section 7.3(a) Notice Date"), the Appraised Value shall be the amount which would be distributed to all of the Members pursuant to Section 4.6 assuming hypothetically that the assets of the Company were sold for their fair market value, as determined by an appraiser mutually chosen by all of the Members. If the Members do not mutually agree on an appraiser within forty (40) days after the Section 7.3(a) Notice Date, the Appraised Value shall be the average of the two (2) closest amounts assigned as the Appraised Value by three (3) appraisers, one of whom is appointed by M/I, one of whom is appointed by the electing Member(s) and one of whom is chosen by the other two appraisers. If the appraisers chosen by

M/I and the electing Member(s) do not mutually agree on the third appraiser within sixty (60) days after the Section 7.3(a) Notice Date, the Manager shall promptly thereafter, and in any event within eighty (80) days after the Section 7.3(a) Notice Date, formally request that the Administrative Law Judge of the Court of Common Pleas of Franklin County, Ohio select an appraiser for this purpose. The appraiser authorized under this Section 7.3(b) to assign a value to the Company shall have no more than forty-five (45) days from their final selection or appointment to prepare and deliver such appraisals to the Members. The costs of appraisal, if any, shall be borne fifty percent (50%) by M/I and fifty percent (50%) by the electing Member(s).

               (c) Closing of Purchase Option Under Section 7.3. The closing of a purchase of the Percentage Interest of M/I pursuant to this Section 7.3 shall be consummated at the business office of the Company at 10:00 a.m., Columbus, Ohio local time on the date agreed upon by the Members (or, in the absence of such agreement, the first business day which is at least twenty (20) days after the date the Appraised Value is determined). At the closing, each electing Member shall pay to M/I its share of (or, if applicable, the entire) purchase price determined under Sections 7.3(a) and (b), and M/I shall effectively transfer to the order of such electing Member(s) its Percentage Interest, free and clear of all liens or encumbrances of any kind. At, and subsequent to, closing, each Member and the Company shall execute, deliver and acknowledge any and all documents, agreements, and statements and certificates, and shall take or refrain from taking actions, as shall be commercially reasonable, necessary or appropriate in connection with the consummation of the transfer(s) contemplated by this Section 7.3.

         7.4 ADDITIONAL RESTRICTIONS ON ASSIGNMENTS OR TRANSFERS.
Notwithstanding anything in this Article VII to the contrary, the following additional restrictions apply to the Percentage Interests:

               (a) No Member shall make any assignment or transfer of any Percentage Interests if the assignment or transfer would, when considered with all other assignments and transfers during the same applicable twelve-month period, cause a termination of the Company for federal income tax purposes.

               (b) No Member shall make any assignment or transfer of any Percentage Interests to a minor or to an incompetent; except that an assignment or transfer may be made to a trustee, custodian or guardian for the benefit of a minor or an incompetent, if such assignment or transfer is effected in accordance with applicable law. No Member shall make an assignment to a tax-exempt entity under Section 168(h) of the Code.

               (c) No Member shall make any assignment or transfer of any Percentage Interests unless such Member gives a copy of this Agreement to the assignee or transferee before such assignment or transfer is effected.

               (d) The Manager may require, as a condition to the assignment or transfer of any Percentage Interests, that the assigning or transferring Member and/or the assignee or transferee (i) assume all costs incurred by the Company in connection therewith; and (ii) furnish reasonable assurances to the Manager, including the provision of any factual information and/or legal opinions satisfactory in all respects to the Manager, that such assignment or transfer complies in all respects with applicable federal and state securities laws.

         7.5 REQUIREMENTS FOR SUBSTITUTION. Notwithstanding anything in this
Article VII to the contrary, upon the assignment or other transfer of any Percentage Interests, no assignee shall have the right to become a Substitute Member in place of its assignor unless the conditions of Sections 7.1 and 7.4 have been satisfied and:

               (a) The assignor has evidenced in a written instrument of assignment its intention that the assignee be admitted as a Substitute Member pursuant to the provisions hereof;

               (b) The unanimous written consent of the Members has been obtained, which consent may be withheld by any Member, in its sole and absolute discretion, for any reason or for no reason at all; provided that the consent requirement of this Section 7.5(b) shall not apply to any assignee intending to become a Substitute Member in connection with a transfer or assignment by Limited or M/I described in Section 7.1(b)(i) or (ii) if Limited and M/I, in the aggregate, do not own eighty percent (80%) or more of all interests in the capital, income, gain, loss, deduction or credit of the Company;

               (c) The assignee has adopted and agreed in writing to be bound by all of the provisions hereof, as the same may have been amended;

               (d) The assignee shall have paid all reasonable legal fees and a reasonable handling fee to the Manager to cover administrative charges in connection with such assignment and substitution; and

               (e) All documents reasonably required by the Manager to effect the substitution of the assignee as a Member shall have been executed.

When and if all of the provisions of this Section 7.5 have been complied with, the assignee shall thereupon become a Member of the Company. It is understood and agreed by and among the Members that an assignment or transfer between the Members pursuant to Section 7.1(b)(iii) need not comply with this Section 7.5.

         7.6 OBLIGATIONS AND RIGHTS OF TRANSFEREES. Whether or not a Person who acquires an interest in the Company has accepted in writing the terms and provisions of this Agreement and assumed in writing the obligations hereunder of its predecessor in interest, such Person shall be deemed, by such acquisition of such interest, to have agreed to be subject to and bound by all the obligations of this Agreement with the same effect as any predecessor in interest of such Person. A Person acquiring an interest in the Company shall have only such rights and shall be subject to all the obligations as provided in this Agreement, and, without limiting the foregoing, such Person shall not have the right to have the value of its interest ascertained or receive the value of such interest or, in lieu thereof, profits attributable to any right in the Company, except as set forth in this Agreement.

         7.7 DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED PERCENTAGE INTERESTS. If any Percentage Interest is sold, assigned or transferred during any accounting period in compliance with the provisions of this Article VII, Profits, Losses, each item thereof and all other items attributable to such Percentage Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Manager. Unless otherwise determined by the Manager, all distributions made on or before the date thirty (30) days following the date on which the Company receives written notice of such transfer (accompanied by the transfer documents) shall be made to the transferor, and all distributions made thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such transfer not later than the end of the calendar month during which it is given notice of such transfer, provided that if the Company does not receive a notice stating the date such Percentage Interest or interest was transferred and such other information as the Manager may reasonably require within thirty (30) days after the end of the accounting period during which the transfer occurs, then, at the Manager's option, all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, on the last day of the accounting period during which the transfer occurs, was the owner of the Percentage Interest or interest. Neither the Company nor the Manager shall incur any liability for making allocations and distributions in accordance with the provisions of this
Section 7.7, whether or not the Manager or the Company has knowledge of any transfer of ownership of any Percentage Interest.

         7.8 CONTINUATION AFTER RETIREMENT OF MEMBER. The Company shall be dissolved upon the Retirement of a Member; provided, however, that the Company and its business shall be continued (and the Company reformed) after such Retirement if the unanimous written consent of the remaining Members has been obtained, which consent may be withheld by any Member, in its sole and absolute discretion, for any reason or for no reason at all. In the event that the Company's business has been validly continued as provided in the preceding sentence, such business shall be continued in the form of a successor limited liability company, which shall be deemed constituted and continued on the terms and conditions set forth in this Agreement, except as may be modified by agreement of the Members; and the assets of the Company shall not be liquidated. The successor limited liability company shall be deemed to have acquired by contribution the assets of the Company and the interest of each Member in the Company, subject to the liabilities and obligations of the Company. Each Member hereby agrees to execute and deliver all documents necessary to effectuate the purposes of this Section.

         7.9 RESTRICTIONS REASONABLE. Each Member acknowledges and agrees that the restrictions on the transfer of Percentage Interests imposed by this Agreement are imposed to accomplish legitimate purposes of the Company, and that such restrictions are not more restrictive than necessary to accomplish those purposes.

         7.10 CERTAIN PROVISIONS OF THE ACT SUPERSEDED. The provisions of this Agreement regarding the Retirement of a Member and the transfer of Percentage Interests are intended to and shall, to the fullest extent permitted by law, supersede the provisions of the Act regarding the withdrawal of a member, in respect of each Member.

                                  ARTICLE VIII

                               REMOVAL OF MANAGER;
                         ADMISSION OF SUBSTITUTE MANAGER

         8.1 REMOVAL OF MANAGER. Subject to Section 8.3, the Manager may be removed as Manager upon the unanimous written direction of the Members other than the Manager, for any reason or no reason at all.

         8.2 ADMISSION OF SUBSTITUTE MANAGER. Subject to Section 8.3: (a) a substitute Manager shall be chosen by the Members other than the removed Manager upon the removal or Retirement of the Manager, and shall succeed to all the rights, powers, authority, duties and obligations of such Manager as set forth in this Agreement immediately upon its admission as a Manager in the Company;
(b) a Manager must also be a Member; and (c) a substitute Manager shall be admitted as Manager and as a Member on such terms and conditions as shall be determined with the unanimous written consent of the Members other than the removed Manager, which consent may be withheld by any of such Members, in its sole and absolute discretion, for any reason or for no reason at all.

         8.3 MANAGER UPON PURCHASE OF CERTAIN PERCENTAGE INTERESTS.

               (a) Limited. In the event that Limited acquires the Percentage Interest of Georgetown or M/I pursuant to Section 7.1(b)(iii) or otherwise, the Members agree that Limited shall thereupon become the Manager without any further action and thereafter, notwithstanding Section 8.1, Limited may not be removed as Manager pursuant to Section 8.1.

               (b) M/I. In the event that M/I acquires the Percentage Interest of Georgetown or Limited pursuant to Section 7.1(b)(iii) or otherwise, the Members agree that M/I shall thereupon become the Manager without any further action and thereafter, notwithstanding Section 8.1, M/I may not be removed as Manager pursuant to Section 8.1.

                                   ARTICLE IX

                            PROCEDURE ON DISSOLUTION

         9.1 LIQUIDATION. Upon the dissolution of the Company, unless the Company is continued or reformed as provided in this Agreement, the Manager shall proceed to liquidate the Company and to apply and distribute the proceeds of liquidation as set forth in Sections 4.6 and 4.7.

         9.2 OPERATIONS DURING LIQUIDATION. Upon the determination that the Company is to be dissolved and liquidated, the business of the Company during the period of liquidation shall be carried on by the Manager, or if there be no Manager, by a designee of the Members, who shall possess all the powers of the Manager to the extent necessary to wind up the business and affairs of the Company.

         9.3 TIME FOR LIQUIDATION. In the event the Company is "liquidated" within the meaning of the Allocation Regulations, distributions shall be made pursuant to Section 4.6 in compliance with the timing requirements of the Allocation Regulations; provided, however, that if, in the opinion of counsel satisfactory to the Manager, failure to comply with the Allocation Regulations would not cause the allocations of Profits and Losses (or any item thereof) to the respective Members to lack substantial economic effect within the meaning of
Section 704(b) of the Code, then distributions need not be made in compliance with the timing requirements of the Allocation Regulations. With the approval of the Manager, distributions pursuant to the preceding sentence may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company in accordance with Section 4.6(b). The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the trustee(s) thereof with the consent of the Manager in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement. The trustee(s) of such trust (and any successors) may be designated by the Manager. Subject to compliance with the foregoing, a reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Manager to minimize the losses which might otherwise be attendant upon such liquidation.

         9.4 MANAGER NOT LIABLE FOR RETURN OF CAPITAL CONTRIBUTIONS. The Manager shall not be personally liable for any distribution required pursuant to this Agreement unless such failure to distribute is caused by the gross negligence, fraud or willful misconduct of the Manager, and such distribution shall be made solely from available Company assets, if any.

         9.5 TERMINATION. Upon compliance with the foregoing distribution plan (including payment over to an escrow agent or trustee, if deemed appropriate by the Manager and if there be sufficient funds therefor), the Company shall cease to be such, and the Manager shall execute, acknowledge and cause to be filed a certificate of cancellation of the Company with the Secretary of State, including the name of the Company and the effective date of its dissolution subject to and in accordance with applicable law.

                                    ARTICLE X

                    BOOKS AND RECORDS; BANK ACCOUNTSACCOUNTS

         10.1 MAINTENANCE OF BOOKS AND ACCOUNTING METHOD. The Manager shall keep or cause to be kept the following: (i) a current list of the full names, in alphabetical order, and last known business or residence addresses of all Members; (ii) a copy of the Certificate of Formation, including any amendments thereof and any written powers of attorney relating to the execution thereof;
(iii) a copy of this Agreement, including any amendments thereof and any written powers of attorney relating to the execution thereof; (iv) copies of federal, state and local income tax returns and reports of the Company for the three most recent years; (v) copies of any financial statements of the Company for the three most recent years; and the other information required to be made available to the Members pursuant to the Act, including Section 18-305 thereof. Such books and records shall be maintained at the principal place of business of the Company and be available upon reasonable notice, at reasonable times, for inspection and examination by the Members or their duly authorized agents or representatives in accordance with and subject to the provisions of the Act. Such books and records shall be consistent with the rules set forth in Section
3.4 of this Agreement. The books and records of the Company shall be kept in accordance with generally accepted accounting principles and consistent with federal tax accounting principles prescribed in the Code.

         10.2 FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

         10.3 REPORTS TO THE MEMBERS.

               (a) During the period commencing on the formation of the Company and terminating at the close of the Company's second fiscal year, not less often than quarterly, the Manager shall cause to be prepared (at the Company's expense) a statement of the financial affairs of the Company (including a balance sheet, income statement and cash flow statement) and shall submit copies of such statement to each Member. Thereafter, the Manager shall cause to be prepared (at the Company's expense) and submitted to the Members such statements on an annual basis; provided, however, that upon the reasonable request of a Member, the Manager shall cause to be prepared such statements on a more frequent basis. The annual financial statements shall be audited and certified by the Accountants.

               (b) The Manager shall cause to be prepared and distributed to each Member (at the Company's expense), on or before February 28 of each year, the Member's Schedule K-1 (Form 1065) and all other information reasonably necessary for the preparation of such Member's federal, state and local tax returns. No cause of action shall accrue to any Member under this Section 10.3 if the Manager shall have acted in good faith in attempting to meet its obligations under this Section yet failed to deliver the required statements, reports, returns or information within the specified period.

               (c) The Manager shall cause to be prepared and sent to each Member quarterly status reports concerning the operations of the Property.

               (d) The Accountants shall be selected from time to time upon the unanimous consent of the Members.

         10.4 INSPECTION BY MEMBERS. Each Member and its representatives shall have the right, at the expense of the Member taking such action or on whose behalf such action is being taken, to inspect and examine all books, records, files and other documents of the Company at all reasonable times during normal business hours at the offices of the Company. Each Member and its representatives also shall have the right, in connection with an examination of the Company to interview the employees of the Manager or the Company in respect to Company activities, and to interview any other Person (including, without limitation, the Manager), and the employees thereof, which acts for or has custody or control of records or documents of the Company. In addition, the Members shall have the right to obtain from the Manager from time to time upon reasonable demand: (i) true and full information regarding the state of the business and financial condition of the Company and any other information regarding the affairs of the Company; (ii) the documents described in Section
10.1 hereof; and (iii) any other information regarding the affairs of the Company as is just and reasonable.

         10.5 BANKING. All funds of the Company shall be deposited in such bank account or accounts as shall be established and designated by the Manager. Withdrawals from any such bank account shall be made upon such signature or signatures as the Manager may designate. All deposits and other funds not needed in the operation of the business of the Company and not distributed to the Members may be invested in deposits that are fully insured by the Federal Deposit Insurance Corporation or in money market funds rated in the highest rating category for such funds by a nationally-recognized rating service.

         10.6 TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS. The Manager shall, at the direction of all of the Members, make all tax elections on behalf of the Company. In the event of a transfer of all or any part of the interest of any Member for an amount in excess of the adjusted basis for such interest for federal income tax purposes, the Manager may elect at the direction of all of the Members, pursuant to Section 754 of the Code (or corresponding provisions of succeeding law), to enable an adjustment to be made to the basis of the Property. Any costs incurred by the Company in connection with such Section 754 election shall be borne by the Member seeking a transfer of its interest. Any adjustments made pursuant to an election under Section 754 shall affect only the successor in interest to the transferring Member. Each Member will furnish the Company with all information necessary to give effect to such election.

         10.7 COST SEGREGATION ANALYSIS. The Members hereby agree to cause the Company to engage the services of an appropriate professional firm to prepare a cost segregation analysis of the Improvements for the purpose of properly segregating, for income tax depreciation purposes, those assets which are subject to depreciation over a shorter period than that available for the Building, in order to maximize the income tax deductions available to the Company.

                                   ARTICLE XI

                                   AMENDMENTS

         11.1 UNANIMOUS CONSENT OF THE MEMBERS. The provisions of this Agreement and the Certificate of Formation may be amended only upon the unanimous written consent of the Members. The consent of any Member to such amendment shall be deemed to have been given if (a) such consent is given in a vote (either in person or by proxy) at a duly called meeting of the Members, (b) such consent is delivered in writing to the Manager or (c) the Manager has not received a written notice from such Member expressly withholding such consent within fifteen (15) days after a notice is sent to such Member seeking its consent.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 NO THIRD PARTY BENEFICIARIES. None of the provisions of this Agreement shall be construed as existing for the benefit of any creditor of the Company or as being enforceable by any party not a signatory hereto. There shall be no third party beneficiaries of this Agreement.

         12.2 NON-WAIVER. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given by the party granting such waiver to the party claiming such waiver and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given or a waiver by any party not executing such waiver of any of its rights.

         12.3 ADDITIONAL DOCUMENTS AND INSTRUMENTS. The parties shall execute and deliver to each other such other and further documents and instruments as may be necessary to carry out the purposes of this Agreement and which are required by the Manager, or any federal, state or local governmental agency having jurisdiction over the Property or the Company.

         12.4 SEVERABILITY. If any provision or provisions of this Agreement (or any part thereof) or the application thereof to any particular facts or circumstances shall be illegal and unenforceable by reason of any statute or rule of law, or shall be deemed null and void pursuant to Section 2.5 of this Agreement, the remaining provisions (or parts thereof) of this Agreement or the application of the particular provision or provisions (or parts thereof) to other facts or circumstances shall not be affected thereby and shall remain in full force and effect. It is the intention of the provisions of this Section to make clear that the agreement of the parties to this Agreement is that this Agreement shall be enforced insofar as it may be enforced consistent with applicable statutes and rules of law.

         12.5 NOTICES AND CONSENTS. Except as otherwise specifically set forth in this Agreement, all notices, demands, requests, consents or approvals given, required or permitted to be given hereunder, shall be contained in writing and shall be deemed sufficiently given if actually received or if hand delivered or sent by recognized overnight delivery service or by certified mail, postage prepaid and return receipt requested, addressed to the parties at the addresses set forth below:

        If to Georgetown:

           The Georgetown Company
           667 Madison Avenue
           23rd Floor
           New York, NY 10021
           Attention:  Controller

        If to Limited:

           Limited Oval Office I, Inc.
           Three Limited Parkway
           Columbus, Ohio  43230
           Attention:  Real Estate Legal Department

           with a copy to:

           John P. Wellner, Esq.
           Vorys, Sater, Seymour and Pease
           52 East Gay Street
           P.O. Box 1008
           Columbus, Ohio 43216-1008

        If to M/I:

            M/I Schottenstein Homes, Inc.
            41 South High Street
            Suite 2410
            Columbus, Ohio 43215
            Attention:  General Counsel

            With a copy to:

            Daniel J. Kayne, Esq.
            Schottenstein, Zox & Dunn
            41 South High Street
            Suite 2600
            Columbus, Ohio 43215

or to such other address as the recipient shall have previously notified the sender of in writing, and shall be deemed received upon actual receipt (unless sent by certified mail, in which event such notice shall be deemed to have been received three (3) business days after the date of mailing).

         12.6 ENTIRE AGREEMENT. This Agreement and each of the exhibits and/or schedules annexed hereto, each of which is made a part hereof by this reference, constitute the entire limited liability company agreement of the Company within the meaning of the Act and contain the entire understanding and agreement between the parties upon the subject matter of this Agreement and may only be amended or changed in a writing as provided in Article XI. Any prior understandings and agreements between the parties are merged herein, except only as herein otherwise expressly stated.

         12.7 PROVISIONS BINDING. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and assigns and any additional or substitute Manager or Member (except as may otherwise be specifically provided herein).

         12.8 CAPTIONS. The table of contents and captions set forth herein are for convenience and reference only and are not intended to modify, limit, describe or affect in any way the contents, scope or intent of this Agreement.

         12.9 DEFINITIONS. All terms used herein which are defined in this Agreement shall have the meaning set forth in this Agreement, unless the context clearly indicates otherwise.

         12.10 COUNTERPARTS. This Agreement may be executed in several counterparts and all so executed shall constitute one and the same agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart or that any such counterpart does not have attached copies of all exhibits and/or schedules hereto as then in effect and copies of all signature pages attached hereto that constitute part of this Agreement. The Manager shall maintain at the business office of the Company a counterpart of this Agreement as executed by all Members and to which shall be attached copies of all exhibits and/or schedules hereto as then in effect, and all signature pages, which counterpart shall be available for inspection by any Member.

         12.11 WORD MEANINGS. The words such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

         12.12 APPLICABLE LAW. This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of Delaware.

         12.13 CHOICE OF VENUE AND CONSENT TO JURISDICTION AND VENUE. It is the intention of the parties that this Agreement shall be deemed to have been entered into in Franklin County, Ohio. EACH PARTY HEREBY: (I) CONSENTS TO THE SUBJECT MATTER AND PERSONAL JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO AND ANY OF THE COURTS OF FRANKLIN COUNTY, IN THE STATE OF OHIO IN ANY ACTION, SUIT OR PROCEEDING ARISING UNDER THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ACTIONS, SUITS AND PROCEEDINGS IN CONNECTION WITH THE ENFORCEMENT OF ANY JUDGMENT), (II) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY OF SUCH COURTS, (III) WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO JURISDICTION OR VENUE OF ANY ACTION INSTITUTED IN SUCH COURTS HEREUNDER, AND (IV) AGREES THAT SERVICE OF PROCESS OR NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE IF GIVEN IN ACCORDANCE WITH SECTION 12.5.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the undersigned have duly executed this Limited Liability Company Agreement of Northeast Office Venture, Limited Liability Company.

                               THE GEORGETOWN COMPANY

                               By:
                                  -------------------------------------
                               Printed Name:  Edgar A. Lampert
                               Title:  Authorized Representative

                               LIMITED OVAL OFFICE I, INC.

                               By:
                                  ------------------------------------
                               Printed Name:  George R. Sappenfield
                               Title:  Vice President - Real Estate

                               M/I SCHOTTENSTEIN HOMES, INC.

                               By:
                                  ------------------------------------
                               Print Name:  Irving E. Schottenstein
                               Title:  President

                                   SCHEDULE A


             MEMBERS, CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

Member                                                      Percentage
and Address                                                 Interests
The Georgetown Company                                      33 1/3%
667 Madison Avenue
23rd Floor
New York, NY 10021

Limited Oval Office I, Inc.                                 33 1/3%
Three Limited Parkway
Columbus, Ohio 43230

M/I Schottenstein Homes, Inc.                               33 1/3%
41 South High Street
Suite 2410
Columbus, Ohio 43215


                                     -A-1-

                                   SCHEDULE B

                          LEGAL DESCRIPTION OF THE LAND


                                     -B-1-

                                   SCHEDULE C

                            CERTIFICATE OF FORMATION

                                       OF

               NORTHEAST OFFICE VENTURE, LIMITED LIABILITY COMPANY

        The undersigned, desiring to form a limited liability company under Chapter 6, Sections 18-101 et seq. of the Delaware Code, hereby certifies as follows:

               1. The name of the limited liability company shall be Northeast Office Venture, Limited Liability Company.

               2. The address of the limited liability company's registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

               3. The undersigned is an authorized person for purposes of the execution and delivery of this Certificate of Formation.

               IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Northeast Office Venture, Limited Liability Company this ____ day of ________, 1995.

                                         THE GEORGETOWN COMPANY, a

                                         New York general partnership

                                         By:
                                                  -----------------------------

                                         Print name:
                                                        -----------------------

                                         Title:
                                                  -----------------------------

                                     -C-1-

                                   SCHEDULE D

                        LOCATION OF CERTAIN REAL PROPERTY
                            IN PROXIMITY TO THE LAND


                                     -D-1-

                              SCHEDULE ESCHEDULE E
                               PRELIMINARY BUDGET

                                      -E-1-